Exhibit 4.1

                                    Depositor


                         OPTION ONE MORTGAGE CORPORATION
                                 Master Servicer


                                       and


                              BANKERS TRUST COMPANY
                                     Trustee



                    -----------------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 1996
                    -----------------------------------------



             Asset-Backed Fixed Rate and Floating Rate Certificates

                                  Series 1996-8

                                                 TABLE OF CONTENTS
                                                 -----------------

         Section                                                                                               Page
         -------                                                                                               ----

                                                     ARTICLE I

                                                    DEFINITIONS

         1.01.     Defined Terms................................................................................  3
                   Accrual Rate.................................................................................  3
                   Accrued Certificate Interest.................................................................  3
                   Addition Notice..............................................................................  3
                   Adjustment Date..............................................................................  3
                   Affiliate....................................................................................  3
                   Agreement....................................................................................  4
                   Amortization Date............................................................................  4
                   Assignment...................................................................................  4
                   Balloon Mortgage Loan........................................................................  4
                   Balloon Payment..............................................................................  4
                   Bankruptcy Amount............................................................................  4
                   Bankruptcy Code..............................................................................  4
                   Bankruptcy Loss..............................................................................  4
                   Basis Risk Shortfall.........................................................................  4
                   Book-Entry Certificate.......................................................................  4
                   Business Day.................................................................................  5
                   Cash-Out Refinancing.........................................................................  5
                   Certificate..................................................................................  5
                   Certificate Factor...........................................................................  5
                   Certificate Insurer..........................................................................  5
                   Certificate Insurer Default..................................................................  5
                   Certificate Insurer Premium..................................................................  6
                   Certificate Insurer Premium Rate.............................................................  6
                   Certificateholder or Holder..................................................................  6
                   Certificate Owner............................................................................  6
                   Certificate Principal Balance................................................................  6
                   Certificate Register.........................................................................  6
                   Class   .....................................................................................  6
                   Class A Certificate..........................................................................  7
                   Class A1 Certificate.........................................................................  7
                   Class A1 Principal Distribution Amount.......................................................  7
                   Class A2 Certificate.........................................................................  8
                   Class A2 Principal Distribution Amount.......................................................  8
                   Class R-I Certificate........................................................................  9
                   Class R-II Certificate.......................................................................  9
                   Closing Date.................................................................................  9
                   Code    .....................................................................................  9
                   Collection Account...........................................................................  9


                                        i



         Section                                                                                               Page
         -------                                                                                               ----

                   Combined Loan-to-Value Ratio.................................................................  9
                   Corporate Trust Office.......................................................................  9
                   Cumulative Insurance Payments................................................................  9
                   Cumulative Loss Percentage................................................................... 10
                   Cut-off Date................................................................................. 10
                   Debt Service Reduction....................................................................... 10
                   Deficiency Amount............................................................................ 10
                   Deficiency Event............................................................................. 10
                   Deficient Valuation.......................................................................... 10
                   Definitive Certificates...................................................................... 11
                   Deleted Mortgage Loan........................................................................ 11
                   Delinquency Step-Up Amount................................................................... 11
                   Depositor.................................................................................... 11
                   Depository................................................................................... 11
                   Depository Institution....................................................................... 11
                   Depository Participant....................................................................... 11
                   Determination Date........................................................................... 11
                   Directly Operate............................................................................. 12
                   Disqualified Organization.................................................................... 12
                   Distribution Account......................................................................... 12
                   Distribution Date............................................................................ 12
                   Due Date..................................................................................... 12
                   Due Period................................................................................... 13
                   Eligible Account............................................................................. 13
                   ERISA   ..................................................................................... 13
                   Estate in Real Property...................................................................... 13
                   Excess Bankruptcy Loss....................................................................... 13
                   Excess Extraordinary Loss.................................................................... 13
                   Excess Fraud Loss............................................................................ 13
                   Excess Special Hazard Loss................................................................... 13
                   Excess Subordinated Amount................................................................... 13
                   Expense Account.............................................................................. 13
                   Expense Adjusted Mortgage Rate............................................................... 13
                   Expense Adjusted Maximum Mortgage Rate....................................................... 13
                   Extraordinary Loss........................................................................... 14
                   Extraordinary Loss........................................................................... 14
                   FDIC    ..................................................................................... 14
                   FHLMC   ..................................................................................... 14
                   Final Recovery Determination................................................................. 15
                   FNMA    ..................................................................................... 15
                   Fraud Loss................................................................................... 15
                   Fraud Loss Amount............................................................................ 15
                   Funding Period............................................................................... 15
                   Gross Margin................................................................................. 15
                   Guaranteed Distribution...................................................................... 16


                                       ii



         Section                                                                                               Page
         -------                                                                                               ----

                   Independent.................................................................................. 16
                   Independent Contractor....................................................................... 16
                   Index   ..................................................................................... 16
                   Initial Deposit.............................................................................. 16
                   Initial Sub-Pool 1 Loan...................................................................... 17
                   Initial Sub-Pool 2 Loan...................................................................... 17
                   Initial Mortgage Loan........................................................................ 17
                   Initial Subordinated Percentage.............................................................. 17
                   Initial Subordination Requirement............................................................ 17
                   Insurance Agreement.......................................................................... 17
                   Insurance Payment............................................................................ 17
                   Insurance Proceeds........................................................................... 17
                   Interest Accrual Period...................................................................... 17
                   Interest Coverage Account.................................................................... 17
                   Interest Coverage Amount..................................................................... 18
                   Interest Determination Date.................................................................. 18
                   Interest Distribution Amount................................................................. 18
                   Late Collections............................................................................. 18
                   Liquidation Event............................................................................ 18
                   Liquidation Proceeds......................................................................... 18
                   Loan-to-Value Ratio.......................................................................... 18
                   London Business Day.......................................................................... 18
                   Majority Class R Certificateholder........................................................... 19
                   Master Servicer.............................................................................. 19
                   Master Servicer Event of Default............................................................. 19
                   Master Servicer Remittance Date.............................................................. 19
                   Maximum Class A2 Pass-Through Rate........................................................... 19
                   Maximum Mortgage Rate........................................................................ 19
                   Minimum Mortgage Rate........................................................................ 19
                   Minimum Spread............................................................................... 19
                   Monthly Payment.............................................................................. 19
                   Moody's ..................................................................................... 19
                   Mortgage..................................................................................... 20
                   Mortgage File................................................................................ 20
                   Mortgage Loan................................................................................ 20
                   Mortgage Loan Purchase Agreement............................................................. 20
                   Mortgage Loan Schedule....................................................................... 20
                   Mortgage Note................................................................................ 23
                   Mortgage Pool................................................................................ 23
                   Mortgage Rate................................................................................ 23
                   Mortgaged Property........................................................................... 23
                   Mortgagor.................................................................................... 23
                   Net Aggregate Prepayment Interest Shortfall.................................................. 23
                   Net Monthly Excess Cashflow.................................................................. 23
                   Net Mortgage Rate............................................................................ 24


                                       iii



         Section                                                                                               Page
         -------                                                                                               ----

                   New Lease.................................................................................... 24
                   Nonrecoverable Advance....................................................................... 24
                   Non-United States Person..................................................................... 24
                   Officers' Certificate........................................................................ 24
                   One-Month LIBOR.............................................................................. 24
                   One-Month LIBOR Pass-Through Rate............................................................ 24
                   Opinion of Counsel........................................................................... 25
                   Original Pre-Funded Amount................................................................... 25
                   Ownership Interest........................................................................... 25
                   Pass-Through Rate............................................................................ 25
                   Percentage Interest.......................................................................... 25
                   Periodic Rate Cap............................................................................ 26
                   Permitted Investments........................................................................ 26
                   Permitted Transferee......................................................................... 27
                   Person  ..................................................................................... 27
                   P&I Advance.................................................................................. 27
                   Plan    ..................................................................................... 27
                   Policy  ..................................................................................... 27
                   Policy Payments Account...................................................................... 27
                   Pre-Funding Account.......................................................................... 27
                   Prepayment Assumption........................................................................ 27
                   Prepayment Interest Excess................................................................... 28
                   Prepayment Interest Shortfall................................................................ 28
                   Prepayment Period............................................................................ 28
                   Principal Prepayment......................................................................... 28
                   Purchase Price............................................................................... 28
                   Qualified Substitute Mortgage Loan........................................................... 29
                   Rate/Term Refinancing........................................................................ 29
                   Rating Agency or Rating Agencies............................................................. 30
                   Realized Loss................................................................................ 30
                   Record Date.................................................................................. 31
                   Reference Banks.............................................................................. 31
                   Refinanced Mortgage Loan..................................................................... 31
                   Regular Certificate.......................................................................... 31
                   Regular Interest............................................................................. 31
                   Relief Act................................................................................... 31
                   Relief Act Interest Shortfall................................................................ 31
                   REMIC   ..................................................................................... 31
                   REMIC I ..................................................................................... 32
                   REMIC I Regular Interest..................................................................... 32
                   REMIC I Regular Interest A1.................................................................. 32
                   REMIC I Regular Interest A2.................................................................. 32
                   REMIC I Remittance Rate...................................................................... 32
                   REMIC II..................................................................................... 32
                   REMIC II Regular Certificate................................................................. 32


                                       iv



         Section                                                                                               Page
         -------                                                                                               ----

                   REMIC Provisions............................................................................. 33
                   Remittance Report............................................................................ 33
                   Rents from Real Property..................................................................... 33
                   REO Account.................................................................................. 33
                   REO Disposition.............................................................................. 33
                   REO Imputed Interest......................................................................... 33
                   REO Principal Amortization................................................................... 33
                   REO Property................................................................................. 33
                   Request for Release.......................................................................... 33
                   Required Subordinated Amount................................................................. 34
                   Reserve Interest Rate........................................................................ 34
                   Residential Dwelling......................................................................... 34
                   Residual Certificate......................................................................... 34
                   Residual Interest............................................................................ 34
                   Responsible Officer.......................................................................... 34
                   Scheduled Principal Balance.................................................................. 35
                   Second Mortgage Loan......................................................................... 35
                   Seller  ..................................................................................... 35
                   Servicer Cumulative Loss Test................................................................ 35
                   Servicing Account............................................................................ 36
                   Servicing Advances........................................................................... 36
                   Servicing Fee................................................................................ 36
                   Servicing Fee Rate........................................................................... 36
                   Servicing Officer............................................................................ 36
                   Single Certificate........................................................................... 36
                   Special Hazard Amount........................................................................ 36
                   Special Hazard Loss.......................................................................... 37
                   S&P     ..................................................................................... 37
                   Startup Day.................................................................................. 37
                   Stated Principal Amount...................................................................... 37
                   Stated Principal Balance..................................................................... 37
                   Stayed Funds................................................................................. 38
                   Stepped-Down Subordinated Amount............................................................. 38
                   Stepped Down Required Subordinated Percentage................................................ 38
                   Subordinated Amount.......................................................................... 38
                   Subordination Deficiency Amount.............................................................. 39
                   Subordination Increase Amount................................................................ 39
                   Subordination Reduction Amount............................................................... 39
                   Sub-Pool..................................................................................... 39
                   Sub-Pool Available Distribution Amount....................................................... 39
                   Sub-Pool Net Monthly Excess Cashflow......................................................... 40
                   Sub-Pool 1................................................................................... 40
                   Sub-Pool 1 Interest Coverage Account......................................................... 40
                   Sub-Pool 1 Pre-Funding Account............................................................... 40
                   Sub-Pool 2................................................................................... 40


                                        v



         Section                                                                                               Page
         -------                                                                                               ----

                   Sub-Pool 2 Available Funds Pass-Through Rate................................................. 41
                   Sub-Pool 2 Interest Coverage Account......................................................... 41
                   Sub-Pool 2 Pre-Funding Account............................................................... 41
                   Subsequent Cut-off Date...................................................................... 41
                   Subsequent Mortgage Loan..................................................................... 41
                   Subsequent Mortgage Loan Purchase Agreement.................................................. 41
                   Subsequent Transfer Date..................................................................... 41
                   Subsequent Transfer Instrument............................................................... 41
                   Sub-Servicer................................................................................. 41
                   Sub-Servicing Account........................................................................ 41
                   Sub-Servicing Agreement...................................................................... 42
                   Tax Returns.................................................................................. 42
                   Termination Price............................................................................ 42
                   Terminator................................................................................... 42
                   Transfer..................................................................................... 42
                   Transferee................................................................................... 42
                   Transferor................................................................................... 42
                   Trust Fund................................................................................... 42
                   Trustee ..................................................................................... 43
                   Trustee's Fee................................................................................ 43
                   Trustee's Fee Rate........................................................................... 43
                   Uninsured Cause.............................................................................. 43
                   United States Person......................................................................... 43
                   Unpaid Basis Risk Shortfalls................................................................. 43
                   Value   ..................................................................................... 43
                   Voting Rights................................................................................ 44
         1.02.     Allocation of Certain Interest Shortfalls.................................................... 44

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

         2.01.     Conveyance of the Initial Deposit and the Mortgage Loans..................................... 45
         2.02.     Acceptance by Trustee........................................................................ 47
         2.03.     Repurchase or Substitution of Mortgage Loans by the Seller or the
                   Depositor.................................................................................... 48
         2.04.     Representations and Warranties of the Depositor.............................................. 51
         2.05.     Representations, Warranties and Covenants of the Master Servicer............................. 54
         2.06.     Execution, Authentication and Delivery of Class R-I Certificates;
                   Creation of REMIC I Regular Interests........................................................ 56
         2.07.     Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by
                   Trustee...................................................................................... 56
         2.08.     Execution, Authentication and Delivery of Class R-II Certificates;
                   Creation of the REMIC II Regular Interests................................................... 56


                                       vi



         Section                                                                                               Page
         -------                                                                                               ----

         2.09.     Execution, Authentication and Delivery of REMIC II Regular
                   Certificates................................................................................. 57
         2.10.     Conveyance of the Subsequent Mortgage Loans.................................................. 57

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                 OF THE TRUST FUND

         3.01.     Master Servicer to Act as Master Servicer.................................................... 60
         3.02.     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers........................... 62
         3.03.     Successor Sub-Servicers...................................................................... 63
         3.04.     Liability of the Master Servicer............................................................. 63
         3.05.     No Contractual Relationship Between Sub-Servicers and Trustee or
                   Certificateholders........................................................................... 64
         3.06.     Assumption or Termination of Sub-Servicing Agreements by Trustee............................. 64
         3.07.     Collection of Certain Mortgage Loan Payments................................................. 64
         3.08.     Sub-Servicing Accounts....................................................................... 65
         3.09.     Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts..................................................................................... 65
         3.10.     Collection Account and Distribution Account.................................................. 66
         3.11.     Withdrawals from the Collection Account and Distribution Account............................. 68
         3.12.     Investment of Funds in the Interest Coverage Accounts, the Collection
                   Account, the Expense Account and the Distribution Account.................................... 70
         3.13.     [intentionally omitted]...................................................................... 71
         3.14.     Maintenance of Hazard Insurance and Errors and Omissions and Fidelity
                   Coverage..................................................................................... 71
         3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements.................................... 73
         3.16.     Realization Upon Defaulted Mortgage Loans.................................................... 74
         3.17.     Trustee to Cooperate; Release of Mortgage Files.............................................. 76
         3.18.     Servicing Compensation....................................................................... 77
         3.19.     Reports to the Trustee; Collection Account Statements........................................ 78
         3.20.     Statement as to Compliance................................................................... 78
         3.21.     Independent Public Accountants' Servicing Report............................................. 78
         3.22.     Access to Certain Documentation.............................................................. 79
         3.23.     Title, Management and Disposition of REO Property............................................ 79
         3.24.     Obligations of the Master Servicer in Respect of Net Aggregate
                   Prepayment Interest Shortfalls............................................................... 82
         3.25.     Expense Account.............................................................................. 82
         3.26.     Obligations of the Master Servicer in Respect of Mortgage Rates and
                   Monthly Payments............................................................................. 83
         3.27.     Solicitations................................................................................ 83

                                                    ARTICLE IV



                                       vii



         Section                                                                                               Page
         -------                                                                                               ----

                                          PAYMENTS TO CERTIFICATEHOLDERS

         4.01.     Distributions................................................................................ 85
         4.02.     Statements to Certificateholders............................................................. 90
         4.03.     Remittance Reports; P&I Advances............................................................. 94
         4.04.     Allocation of Realized Losses................................................................ 96
         4.05.     Compliance with Withholding Requirements..................................................... 97
         4.06.     Pre-Funding Accounts......................................................................... 97
         4.07.     Interest Coverage Accounts................................................................... 98

                                                     ARTICLE V

                                                 THE CERTIFICATES

         5.01.     The Certificates.............................................................................100
         5.02.     Registration of Transfer and Exchange of Certificates........................................101
         5.03.     Mutilated, Destroyed, Lost or Stolen Certificates............................................106
         5.04.     Persons Deemed Owners........................................................................106
         5.05.     Certain Available Information................................................................107

                                                    ARTICLE VI

                                       THE DEPOSITOR AND THE MASTER SERVICER

         6.01.     Liability of the Depositor and the Master Servicer...........................................108
         6.02.     Merger or Consolidation of the Depositor or the Master Servicer..............................108
         6.03.     Limitation on Liability of the Depositor, the Master Servicer and
                   Others.......................................................................................108
         6.04.     Limitation on Resignation of the Master Servicer.............................................109
         6.05.     Rights of the Depositor in Respect of the Master Servicer....................................110

                                                    ARTICLE VII

                                                      DEFAULT

         7.01.     Master Servicer Events of Default............................................................111
         7.02.     Trustee to Act; Appointment of Successor.....................................................113
         7.03.     Notification to Certificateholders...........................................................115
         7.04.     Waiver of Master Servicer Events of Default..................................................116

                                                   ARTICLE VIII

                                              CONCERNING THE TRUSTEE

         8.01.     Duties of Trustee............................................................................117


                                      viii



         Section                                                                                               Page
         -------                                                                                               ----

         8.02.     Certain Matters Affecting the Trustee........................................................118
         8.03.     Trustee Not Liable for Certificates or Mortgage Loans........................................119
         8.04.     Trustee May Own Certificates.................................................................119
         8.05.     Trustee's Fees and Expenses..................................................................120
         8.06.     Eligibility Requirements for Trustee.........................................................120
         8.07.     Resignation and Removal of the Trustee.......................................................120
         8.08.     Successor Trustee............................................................................121
         8.09.     Merger or Consolidation of Trustee...........................................................122
         8.10.     Appointment of Co-Trustee or Separate Trustee................................................122
         8.11.     Appointment of Office or Agency..............................................................123
         8.12.     Representations and Warranties of the Trustee................................................123

                                                    ARTICLE IX

                                 CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         9.01.     Rights of the Certificate Insurer To Exercise Rights of Class A
                   Certificateholders...........................................................................125
         9.02.     Trustee To Act Solely with Consent of the Certificate Insurer................................125
         9.03.     Trust Fund and Accounts Held for Benefit of the Certificate Insurer..........................126
         9.04.     Claims Upon the Policy; Policy Payments Account..............................................126
         9.05      Effect of Payments by the Certificate Insurer; Subrogation...................................128
         9.06.     Notices to the Certificate Insurer...........................................................128
         9.07.     Third-Party Beneficiary......................................................................128
         9.08.     Trustee to Hold the Policy...................................................................128
         9.09.     Termination of the Master Servicer...........................................................129

                                                     ARTICLE X

                                                    TERMINATION

         10.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................130
         10.02.    Additional Termination Requirements..........................................................132
         10.03.    Optional Retirement of Certificates..........................................................133

                                                    ARTICLE XI

                                                 REMIC PROVISIONS

         11.01.    REMIC Administration.........................................................................134
         11.02.    Prohibited Transactions and Activities.......................................................137
         11.03.    Master Servicer and Trustee Indemnification..................................................137

                                                    ARTICLE XII



                                       ix




                                             MISCELLANEOUS PROVISIONS

         12.01.    Amendment....................................................................................138
         12.02.    Recordation of Agreement; Counterparts.......................................................139
         12.03.    Limitation on Rights of Certificateholders...................................................139
         12.04.    Governing Law................................................................................140
         12.05.    Notices......................................................................................140
         12.06.    Severability of Provisions...................................................................141
         12.07.    Notice to Rating Agencies and Certificate Insurer............................................141
         12.08.    Article and Section References...............................................................142


         EXHIBITS

         Exhibit A-1       Form of Class A1 Certificate
         Exhibit A-2       Form of Class A2 Certificate
         Exhibit A-3       Form of Class R-I Certificate
         Exhibit A-4       Form of Class R-II Certificate
         Exhibit B         Form of Financial Guaranty Insurance Policy
         Exhibit C-1       Form of Trustee's Initial Certification
         Exhibit C-2       Form of Trustee's Interim Certification
         Exhibit C-3       Form of Trustee's Final Certification
         Exhibit D         Form of Mortgage Loan Purchase Agreement
         Exhibit E-1       Request for Release
         Exhibit E-2       Request for Release Mortgage Loans paid in full
         Exhibit F-1       Form of Transferor Representation Letter and Form of
                           Transferee Representation Letter in Connection with
                           Transfer of Class R-I and Class R-II Certificates
                           Pursuant to Rule 144A Under the 1933 Act
         Exhibit F-2       Form of Transfer Affidavit and Agreement and Form of
                           Transferor Affidavit in Connection with Transfer of
                           Residual Certificates
         Exhibit G         Form of Certification with respect to ERISA and the
                           Code
         Exhibit H         Form of Subsequent Transfer Instrument
         Exhibit I         Form of Addition Notice
         Schedule 1        Mortgage Loan Schedule with respect to Sub-Pool 1
         Schedule 2        Mortgage Loan Schedule with respect to Sub-Pool 2

                   This Pooling and Servicing Agreement, is dated and effective as of December 1, 1996, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. as Depositor, OPTION ONE MORTGAGE CORPORATION as Master Servicer and BANKERS TRUST COMPANY as Trustee.

                             PRELIMINARY STATEMENT:

                   The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprising of the Mortgage Loans, the Pre-Funding Accounts and the Interest Coverage Accounts (each as defined herein) and certain other related assets subject to this Agreement.

                   The Trustee will elect to treat the segregated pool of assets consisting of assets compromising the Mortgage Loans and certain other related assets subject to this Agreement (other than the Pre-Funding Accounts and the Interest Coverage Accounts) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as REMIC I. The Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions. The segregated pool of assets consisting of "regular interests" in REMIC I (the "REMIC I Regular Interests"), none of which will be certificated, will be designated as REMIC II, and the Trustee will make a separate REMIC election with respect thereto. The Class A1 and Class A2 will be the "regular interests" and the Class R-II will be the sole class of "residual interests" therein.

                   The following table irrevocably sets forth the REMIC I Remittance Rate, initial Stated Principal Amount and "latest possible maturity date" for each REMIC I Regular Interest:


                                          REMIC I                     Initial Stated                 Latest Possible
         Designation                  Remittance Rate                Principal Amount                Maturity Date(1)
         -----------                  ---------------                ----------------                ----------------

             A1                             (2)                        $  40,000,000                 January 25, 2026

             A2                             (2)                        $ 235,000,000                 January 25, 2026


---------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                   The following table irrevocably sets forth the Pass-Through Rate, initial Certificate Principal Balance and "latest possible maturity date" for the indicated Classes of Certificates.


                                                               Initial Aggregate
                               Pass-Through                       Certificate                       Latest Possible
     Description                   Rate                        Principal Balance                   Maturity Date(1)
     -----------               ------------                    -----------------                   ----------------

     Class A1                     7.00%                           $  40,000,000                    January 25, 2026

     Class A2                   Variable(2)                       $ 235,000,000                    January 25, 2026


--------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

      (2) Calculated in accordance with the definition of "Pass-Through Rate" herein.


                  As of the Cut-off Date, the Initial Sub-Pool 1 Loans (as defined herein) had an aggregate Scheduled Principal Balance equal to $30,000,786.38. As of the Cut-off Date, the Initial Sub-Pool 2 Loans (as defined herein) had an aggregate Scheduled Principal Balance equal to $182,692,007.07. The amount deposited by the Depositor in the Sub-Pool 1 Pre-Funding Account (as defined herein) on the Closing Date is $9,999,213.81. The amount deposited by the Depositor in the Sub-Pool 2 Pre-Funding Account (as defined herein) on the Closing Date is $52,307,992.93.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accrual Rate": With respect to the Class A2 Certificates and any Distribution Date, the lesser of (i) the One-Month LIBOR Pass-through Rate for the applicable Interest Accrual Period and (ii) the Maximum Class A2 Pass-Through Rate for such Interest Accrual Period.

                  "Accrued Certificate Interest": With respect to each Distribution Date, as to any Class A Certificate, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date, calculated (i) in the case of the Class A1 Certificates, on the basis of a 360-day year consisting of twelve 30-day months, and (ii) in the case of the Class A2 Certificates, on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Shortfall, if any, for such Distribution Date.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit H.

                  "Adjustment Date": With respect to each Mortgage Loan in Sub-Pool 2, the first day of the month in which the Mortgage Rate of a Mortgage Loan in Sub-Pool 2 changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan in Sub-Pool 2 is set forth in the Mortgage Loan Schedule.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Amortization Date": With respect to either the Class A1 Certificates or the Class A2 Certificates, each as separately determined, the date on which the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Pool is reduced to less than one-half of the sum of the Initial Mortgage Loans in the related Sub-Pool as of the Cut-off Date and the related Pre-Funded Amount.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Balloon Mortgage Loan": Any Mortgage Loan that provided on the date of its origination for an amortization schedule extending beyond its stated maturity date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

                  "Bankruptcy Amount": As of any date of determination, $100,000 minus the aggregate amount of Bankruptcy Losses on the Mortgage Loans, if any, previously allocated to the Residual Certificates in accordance with Section 4.04.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

                  "Basis Risk Shortfall": With respect to the Class A2 Certificates and any Distribution Date on which the Pass-Through Rate thereon is calculated pursuant to the definition thereof using the Sub-Pool 2 Available Funds Pass-Through Rate, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the Class A2 Certificates immediately prior to such Distribution Date at a rate equal to the excess of (a) the Accrual Rate for such Distribution Date over (b) the Sub-Pool 2 Available Funds PassThrough Rate for such Distribution Date.

                  "Book-Entry Certificate": The Class A Certificates of any Class for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or the State of Rhode Island, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than $1000 in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Certificate": Any one of the Depositor's Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class A1, Class A2, Class R-I or Class R-II, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date.

                  "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                  "Certificate Insurer Default": The existence and continuance of any of the following:

                           (a) The Certificate Insurer fails to make a payment
                  required under the Policy in accordance with its terms; or

                           (b)(i) the Certificate Insurer (A) files any petition
                  or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                           (ii) a court of competent jurisdiction, the New York
                  Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

                  "Certificate Insurer Premium": The Policy premium payable pursuant to Section 3.25(b) hereof.

                  "Certificate Insurer Premium Rate": 0.19% per annum, with respect to the Class A1 Certificates, and 0.20% per annum, with respect to the Class A2 Certificates.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, and the Certificate Insurer to the extent of Cumulative Insurance Payments, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A Certificate as of any date of determination, the Certificate Principal Balance of such Class A Certificate on the Distribution Date immediately prior to such date of determination, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Class A Certificate, as stated on the face thereof). With respect to each Class R-I Certificate or Class R-II Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all Class A Certificates then outstanding.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any Class A1 Certificate or Class A2 Certificate.

                  "Class A1 Certificate": Any one of the Class A1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A1 Principal Distribution Amount": With respect to any Distribution Date, the lesser of:

                  (a) the excess of (x) the sum of (A) the related Sub-Pool Available Distribution Amount and (B) any Net Monthly Excess Cashflow payable to the Class A1 Certificates to the extent not included in the amount described in clause (A) above over (y) the amount payable on the Class A1 Certificates pursuant to Section 4.01(a)(i); and

                  (b)      THE SUM OF:

                           (i) the principal portion of each Monthly Payment due during the related Due Period, to the extent received or advanced, on each Mortgage Loan in Sub-Pool 1;

                           (ii) the Stated Principal Balance of any Mortgage Loan in Sub-Pool 1 that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, 3.16(b) or 10.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution with respect to Sub-Pool 1 of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period;

                           (iii) the principal portion of all other unscheduled collections from SubPool 1 (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an advance was made by a Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date, and with respect to the Distribution Date occurring in January 1997, any amounts in the Sub-Pool 1 Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans; and;

                           (iv) the principal portion of any Realized Losses incurred (or deemed to have been occurred) on any Mortgage Loans in Sub-Pool 1 in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date;

                           (v) the amount of any Subordination Increase Amount for the Class A1 Certificates for such Distribution Date;

                           MINUS:

                           (vi) the amount of any Subordination Reduction Amount for the Class A1 Certificates for such Distribution Date.

                  "Class A2 Certificate": Any one of the Class A2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A2 Principal Distribution Amount": With respect to any Distribution Date, the lesser of:

                  (a) the excess of (x) the sum of (A) the related Sub-Pool Available Distribution Amount and (B) any Net Monthly Excess Cashflow payable to the Class A2 Certificates to the extent not included in the amount described in clause (A) above over (y) the amount payable on the Class A2 Certificates pursuant to Section 4.01(a)(i); and

                  (b)      THE SUM OF:

                           (i) the principal portion of each Monthly Payment due during the related Due Period, to the extent received or advanced, on each Mortgage Loan in Sub-Pool 2;

                           (ii) the Stated Principal Balance of any Mortgage Loan in Sub-Pool 2 that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, 3.16(b) or 10.01 and the amount of any shortfall deposited in the Collection Account in connection with the substitution with respect to Sub-Pool 2 of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period;

                           (iii) the principal portion of all other unscheduled collections from SubPool 2 (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Principal Amortization) received during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an advance was made by a Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date, and with respect to the Distribution Date occurring in January 1997, any amounts in the Sub-Pool 2 Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans; and;

                           (iv) the principal portion of any Realized Losses incurred (or deemed to have been occurred) on any Mortgage Loans in Sub-Pool 2 in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date;

                           (v) the amount of any Subordination Increase Amount for the Class A2 Certificates for such Distribution Date;

                           MINUS:

                           (vi) the amount of any Subordination Reduction Amount for the Class A2 Certificates for such Distribution Date.

                  "Class R-I Certificate": Any one of the Class R-I Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing the Residual Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Class R-II Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing the Residual Interest in REMIC II for purposes of the REMIC Provisions.

                  "Closing Date":  December 19, 1996.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Option One Mortgage Corporation, as Master Servicer for Bankers Trust Company, as Trustee, in trust for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and (B) Financial Security Assurance Inc." The Collection Account must be an Eligible Account.

                  "Combined Loan-to-Value Ratio": As of any date of determination and Mortgage Loan that is secured by a Mortgaged Property that also secures the repayment of a subordinated second mortgage loan, the fraction, expressed as a percentage, the numerator of which is the sum of the original principal balance of the Mortgage Loan and the unpaid principal balance of such second mortgage loan secured by the Mortgaged Property as of such date, and the denominator of which is the Value of the related Mortgaged Property.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: Salomon Brothers Mortgage Securities VII, Inc., Series 1996-8, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Certificate Insurer.

                  "Cumulative Insurance Payments": As of any date of determination, the aggregate of all Insurance Payments previously made by the Certificate Insurer under the Policy plus interest thereon from the date such amount became due until paid in full, at a rate of interest calculated as provided in the Insurance Agreement minus the sum of (i) all payments previously made to the Certificate Insurer pursuant to Section 4.01 hereof as reimbursement for such amounts and (ii) any payments made by the Certificate Insurer attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses.

                  "Cumulative Loss Percentage": With respect to each Sub-Pool and any Distribution Date, the percentage equivalent of a fraction as separately determined for each SubPool, the numerator of which is the aggregate amount of Realized Losses with respect to such Sub-Pool incurred from and including the Cut-off Date to and including the calendar month preceding the month of the most recently ended Distribution Date, and the denominator of which is the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such SubPool as of the Cut-off Date and the related Original Pre-Funded Amounts for such Sub-Pool.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, December 1, 1996, except with respect to certain Second Mortgage Loans in Sub-Pool 1, December 15, 1996. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficiency Amount": With respect to the Class A Certificates as of any Distribution Date (i) any shortfall in the amounts available in the Distribution Account to pay interest on each Class of Class A Certificates for the related Interest Accrual Period on the Certificate Principal Balance of such Class at the then applicable Pass-Through Rate for such Class, net of any Net Aggregate Prepayment Interest Shortfall and Relief Act Interest Shortfalls allocated to such Class, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates of any Class for such Distribution Date, and, without duplication, the excess, if any, of (a) the aggregate Certificate Principal Balances of the Class A Certificates then outstanding over (b) the aggregate Stated Principal Balances of the Mortgage Loans then outstanding, and
(iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of this Agreement.

                  "Deficiency Event": The inability of the Trustee to make the Guaranteed Distribution on any Distribution Date due to a shortage of funds for such purpose then held in the Distribution Account and the failure of the Certificate Insurer to pay in full a claim made in accordance with the Policy with respect to such Distribution Date.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Step-Up Amount": With respect to Sub-Pool 2 and any Distribution Date, an amount, if positive, equal to (a) 50% of the aggregate unpaid principal balance of each Mortgage Loan in such Sub-Pool delinquent for a period of 91 days or more, in foreclosure or converted to REO Property, minus
(b) the product of 2.5 and the related Net Monthly Excess Spread for such Sub-Pool. With respect to Sub-Pool 1 and any Distribution Date, an amount, if positive, equal to (a) 50% of the aggregate unpaid principal balance of each Mortgage Loan in such Sub-Pool delinquent for a period of 91 days or more, in foreclosure or converted to REO Property, minus (b) the product of 5 and the related Net Monthly Excess Spread for such SubPool.

                  "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b), which shall be entitled "Bankers Trust Company, as Trustee, in trust for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and (B) Financial Security Assurance Inc." The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in January 1997.

                  "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, except for certain of the Second Mortgage Loans in Sub-Pool 1 with respect to which the Due Date is the fifteenth day of the month. Notwithstanding the foregoing, with respect to each such Second Mortgage Loan, the Due Date will be deemed to have been the first day of the month in which each such fifteenth day occurs for purposes of all calculations and determinations hereunder, including but not limited to the determination of the principal balances of such Mortgage Loans as of the Cutoff Date and the determination of each Due Period for such Mortgage Loans.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the related Due Date.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

                  "Excess Extraordinary Loss": With respect to either Sub-Pool, any Extraordinary Loss, or portion thereof, which exceeds the then applicable Extraordinary Loss Amount.

                  "Excess Fraud Loss": With respect to either Sub-Pool, any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

                  "Excess Special Hazard Loss": With respect to either Sub-Pool, any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

                  "Excess Subordinated Amount": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date, the excess, if any, of (i) the Subordinated Amount for such Certificates for such Distribution Date over (ii) the Required Subordinated Amount for such Certificates for such Distribution Date.

                  "Expense Account": The account established and maintained pursuant to Section 3.25.

                  "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan in Sub- Pool 2, the then applicable Mortgage Rate thereon minus the sum of
(i) the Minimum Spread, (ii) the Trustee's Fee Rate and (iii) the Servicing Fee Rate.

                  "Expense Adjusted Maximum Mortgage Rate": With respect to any Mortgage Loan in Sub-Pool 2, the Maximum Mortgage Rate thereon minus the sum of
(i) the Minimum Spread, (ii) the Trustee's Fee Rate and (iii) the Servicing Fee Rate.

                  "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

            (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

           (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

          (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

           (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (v) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

           (vi) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

          (vii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

         (viii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

                  "Extraordinary Loss Amount": With respect to Sub-Pool 1 or Sub-Pool 2 as of any date of determination, $40,000 or $240,000, respectively, in each case minus the aggregate amount of Extraordinary Losses on the Mortgage Loans in such Sub-Pool, if any, previously allocated to the Residual Certificates in accordance with Section 4.04.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor, the Master Servicer or the Certificate Insurer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  "FNMA": Federal National Mortgage Association or any successor thereto.

                  "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from intentional fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan.

                  "Fraud Loss Amount": With respect to either Sub-Pool 1 or Sub-Pool 2 as of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date, 3.00% (initially, $1,200,000 or $7,200,000, respectively) of the sum of the aggregate stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount for such Sub-Pool, minus the aggregate amount of Fraud Losses on the Mortgage Loans in such Sub-Pool allocated solely to the Residual Certificates in accordance with
Section 4.04 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount for such Sub-Pool as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate Principal Balance of the Mortgage Loans in such Sub-Pool as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans in such Sub-Pool allocated solely to the Residual Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination and
(Z) from the second anniversary to the fifth anniversary of the Cut-off Date,
(1) the lesser of (a) the Fraud Loss Amount for such Sub-Pool as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate Principal Balance of the Mortgage Loans in such Sub-Pool as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses on the Mortgage Loans in such Sub-Pool allocated solely to the Residual Certificates in accordance with
Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount for each Sub-Pool shall be zero.

                  "Funding Period": As determined separately for Sub-Pool 1 and Sub-Pool 2, the period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the related Pre-Funding Account is reduced to zero or (b) the close of business on January 15, 1997.

                  "Gross Margin": With respect to each Mortgage Loan in Sub-Pool 2, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment

Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Guaranteed Distribution": As defined in the Policy.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Mortgage Loan in Sub-Pool 2 and each related Adjustment Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

                  "Initial Deposit": $227,166.67 in cash to be deposited by the Depositor with the Trustee on or before the Closing Date, which represents with respect to the Class A2 Certificates, interest payable in respect of such Certificates accrued during the period commencing on the Closing Date and ending on December 25, 1996.

                  "Initial Sub-Pool 1 Loan": Any Mortgage Loan included in Sub-Pool 1 as of the Closing Date.

                  "Initial Sub-Pool 2 Loan": Any Mortgage Loan included in Sub-Pool 2 as of the Closing Date.

                  "Initial Mortgage Loan": Any Initial Sub-Pool 1 Loan or Initial Sub-Pool 2 Loan and, together, the "Initial Mortgage Loans."

                  "Initial Subordinated Percentage": With respect to the Class A1 Certificates, 2.40% and with respect to the Class A2 Certificates, 3.50%.

                  "Initial Subordination Requirement": With respect to the Class A1 Certificates, an amount equal to 2.40% times the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount for such Sub-Pool. With respect to the Class A2 Certificates, an amount equal to 3.50% times the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amounts for such Sub-Pool.

                  "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of December 1, 1996, among the Depositor, the Master Servicer and the Certificate Insurer, as amended or supplemented in accordance with the provisions thereof.

                  "Insurance Payment": Any payment made by the Certificate Insurer under the Policy with respect to the Class A Certificates.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Accrual Period": With respect to any Distribution Date and any Class A1 Certificate, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and any Class A2 Certificate, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Interest Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

                  "Interest Coverage Account": The Sub-Pool 1 Interest Coverage Account or the Sub- Pool 2 Interest Coverage Account, as applicable, and, together, the "Interest Coverage Accounts."

                  "Interest Coverage Amount": With respect to either Sub-Pool 1 or Sub-Pool 2, the amount to be paid by the Depositor to the Trustee for deposit into the related Interest Coverage Account on the Closing Date pursuant to
Section 4.07, which amount is $64,578.26 for SubPool 1 and $285,514.46 for Sub-Pool 2.

                  "Interest Determination Date": With respect to the Class A2 Certificates and the initial Interest Accrual Period, December 23, 1996. With respect to the Class A2 Certificates and any Interest Accrual Period thereafter, the second London Business Day preceding the commencement of such Interest Accrual Period.

                  "Interest Distribution Amount": With respect to any Distribution Date and any Class of Class A Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 10.01. With respect to any REO Property, either of the following events:
(i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 10.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "London Business Day": Any day on which banks in the City of London are open and conducting transactions in United States dollars.

                  "Majority Class R Certificateholder": Any single Holder of Class R-I Certificates representing a greater than 50% Percentage Interest in such Class.

                  "Master Servicer": Option One Mortgage Corporation or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Event of Default": One or more of the events described in Section 7.01.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, 5:00 p.m. New York time on the third Business Day prior to such Distribution Date.

                  "Maximum Class A2 Pass-Through Rate": With respect to the Class A2 Certificates and each Distribution Date, a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans and REO Properties in Sub-Pool 2 times the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans and REO Properties in Sub-Pool 2 minus (B) the amount of the Certificate Insurer Premium with respect to the Class A2 Certificates payable to the Certificate Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Certificate Principal Balance of the Class A2 Certificates multiplied by (B) the actual number of days elapsed in the related Interest Accrual Period divided by 360.

                  "Maximum Mortgage Rate": With respect to each Mortgage Loan in Sub-Pool 2, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each Mortgage Loan in Sub-Pool 2, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Minimum Spread": 0.75% per annum.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan (including the payment at maturity of a Balloon Mortgage Loan) which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) of this Agreement or pursuant to a Subsequent Transfer Instrument as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Seller, regarding the transfer of the Mortgage Loans by the Seller to the Depositor, substantially in the form of Exhibit D annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans separately identifying the Mortgage Loans included in each Sub-Pool on such date, attached hereto as Schedule 1 and Schedule 2 with respect to Sub-Pool 1 and Sub-Pool 2, respectively, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage
Loan:

            (i)   the Mortgage Loan identifying number;

           (ii)   the Mortgagor's name;

          (iii) the street address of the Mortgaged Property including the state and zip code;

           (iv) a code indicating whether the Mortgaged Property is owner-occupied;

            (v) the type of Residential Dwelling constituting the Mortgaged Property;

           (vi)   the original months to maturity;

          (vii) the stated remaining months to maturity from the Cut-off Date, with respect to an Initial Mortgage Loan, or from the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan, based on the original amortization schedule;

         (viii) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, with respect to a Second Mortgage Loan, at origination;

           (ix) the Mortgage Rate in effect immediately following the Cut-off Date, with respect to an Initial Mortgage Loan, or the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan;

            (x) (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

           (xi)   the stated maturity date;

          (xii)   the amount of the Monthly Payment at origination;

         (xiii) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date, with respect to an Initial Mortgage Loan, or the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan;

          (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

           (xv)   the original principal amount of the Mortgage Loan;

          (xvi) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, with respect to an Initial Mortgage Loan, or the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan;

         (xvii) in the case of each Mortgage Loan in Sub-Pool 2, the Adjustment Dates;

         (xviii) in the case of each Mortgage Loan in Sub-Pool 2, the Gross Margin;

          (xix) a code indicating the purpose of the Mortgage Loan (I.E., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

           (xx) in the case of each Mortgage Loan in Sub-Pool 2, the Maximum Mortgage Rate;

          (xxi) in the case of each Mortgage Loan in Sub-Pool 2, the Minimum Mortgage Rate;

         (xxii)   the Mortgage Rate at origination;

         (xxiii) in the case of each Mortgage Loan in Sub-Pool 2, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

         (xxiv) a code indicating the documentation program (I.E., Full Documentation, Limited Documentation, Stated Income Documentation);

          (xxv)   in the case of each Mortgage Loan in Sub-Pool 2, the Index;

         (xxvi) in the case of each Mortgage Loan in Sub-Pool 2, the first Adjustment Date immediately following the Cut-off Date, with respect to an Initial Mortgage Loan, or the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan;

         (xxvii)  the risk grade;

         (xxviii) [intentionally omitted];

         (xxix)   [intentionally omitted];

          (xxx)   [intentionally omitted];

         (xxxi)   the Value of the Mortgaged Property;

         (xxxii)  the sale price of the Mortgaged Property, if applicable;

         (xxxiii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date, with respect to an Initial Mortgage Loan, or as of the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan;

         (xxxiv)  the prepayment penalty term;

         (xxxv)   [intentionally omitted];

         (xxxvi) whether the Mortgage Loan is secured by a first lien or a second lien;

         (xxxvii) in the case of each Mortgage Loan in Sub-Pool 2, the rounding code (I.E., nearest 0.125%, next highest 0.125%);

        (xxxviii) whether the Mortgage Loan is assumable;

         (xxxix)  whether the Mortgage Loan has a due-on-sale clause; and

           (xl)   the program code.

                  The Mortgage Loan Schedule shall set forth the following information as of the Cut-off Date, with respect to an Initial Mortgage Loan, or as of the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan, with respect to the Mortgage Loans in each SubPool: (1) the number of Mortgage Loans in each Sub-Pool; (2) the current principal balance of the Mortgage Loans in each Sub-Pool; (3) the weighted average Mortgage Rate of the Mortgage Loans in each Sub-Pool; and (4) the weighted average maturity of the Mortgage Loans in each Sub-Pool. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, consisting of Sub-Pool 1 and Sub-Pool 2, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Mortgage Loan in Sub-Pool 1 shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date, or Subsequent Cut-off Date, in the case of a Subsequent Mortgage Loan, and (ii) in the case of each Mortgage Loan in Sub-Pool 2 (A) as of any date of determination until the first Adjustment Date following the Cut-off Date, or Subsequent Cut-off Date, in the case of a Subsequent Mortgage Loan, shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date, or Subsequent Cut-off Date, as applicable, and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest or next highest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and
(ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which Prepayment Interest Shortfall exceeds Prepayment Interest Excess.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, an amount equal to the sum for such Distribution Date of the Sub-Pool Net Monthly Excess Cashflow for Sub-Pool 1 and the Sub-Pool Net Monthly Excess Cashflow for Sub-Pool 2.

                  "Net Monthly Excess Spread": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date, the excess of (x) the related Sub-Pool

Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the related Interest Distribution Amount payable to the holders of such Certificates and (B) the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Class A1 Principal Distribution Amount or Class A2 Principal Distribution Amount, as applicable.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any P&I Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

                  "One-Month LIBOR": With respect to the Class A2 Certificates and any Interest Accrual Period therefor, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, One-Month LIBOR for the related Interest Accrual Period will be established by the Trustee as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "One-Month LIBOR Pass-Through Rate": With respect to the Class A2 Certificates and any Distribution Date, a per annum rate equal to One-Month LIBOR plus

0.23%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Pool 2 is reduced to 10% or less of the sum of the aggregate Stated Principal Balance of the Initial Sub-Pool 2 Loans as of the Cut-off Date and the Sub-Pool 2 Original Pre-Funded Amount, or One-Month LIBOR plus 1.23%, in the case of any Distribution Date thereafter.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Pre-Funded Amount": With respect to Sub-Pool 1 and Sub-Pool 2, the amounts deposited by the Depositor in each of the related Pre-Funding Accounts on the Closing Date, which amounts are $9,999,213.81 with respect to the Sub-Pool 1 Pre-Funding Account, and $52,307,992.93 with respect to the Sub-Pool 2 Pre-Funding Account.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class A1 Certificates and any Distribution Date, the fixed rate per annum set forth in the Preliminary Statement hereof; provided, however, that the Pass-Through Rate of the Class A1 Certificates will be increased to 7.50% per annum, subject to available interest, for each Distribution Date occurring after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Pool 1 is reduced to less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Sub-Pool 1 Loans as of the Cut-off Date and the Sub-Pool 1 Original Pre-Funded Amount. With respect to the Class A2 Certificates and any Distribution Date after the first Distribution Date, a rate per annum equal to the lesser of (i) the One-Month LIBOR PassThrough Rate for such Distribution Date and (ii) the Sub-Pool 2 Available Funds Pass-Through Rate for such Distribution Date.

                  "Percentage Interest": With respect to any Class A Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. The Class A Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $1,000 and increments of $1.00 in excess thereof. With respect to any Class R-I Certificate or Class R-II Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Class R-I Certificate or Class R-II Certificate. The Class R-I and Class R-II Certificates are issuable only in minimum Percentage Interests of 25%.

                  "Periodic Rate Cap": With respect to each Mortgage Loan in Sub-Pool 2 and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

                           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment only if, at the time of investment, such investment is acceptable to the Certificate Insurer.

                           (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                           (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                           (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                           (v) commercial paper (including both
         non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                           (vi) units of money market funds that have been rated "P-1" by Moody's and "AAAm" by S&P; and

                           (viii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                  "Policy": The Financial Guaranty Insurance Policy (No. 50544-N) issued by the Certificate Insurer relating to the Class A Certificates, including any endorsements thereto, attached hereto as Exhibit B.

                  "Policy Payments Account": The account established pursuant to
Section 9.04 hereof.

                  "Pre-Funding Account": The Sub-Pool 1 Pre-Funding Account or the Sub-Pool 2 Pre-Funding Account, as applicable, and, together, the "Pre-Funding Accounts."

                  "Prepayment Assumption": A prepayment rate for the Mortgage Loans in SubPool 1 of a 100% Prepayment Vector and a prepayment rate for the Mortgage Loans in SubPool 2 of 22% CPR. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A 100% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of 4.00% CPR in the first month of the life of such pool, such rate increasing by an additional approximate 1.82% CPR each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining at 24% CPR for the remainder of the life of such pool. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

                  "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date following the related Due Date, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the Due Date and ending on the date on which the prepayment is applied. Any Prepayment Interest Excess, to the extent such Prepayment Interest Excess exceeds Prepayment Interest Shortfalls in any Due Period, shall be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.18.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the related Due Date, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the Due Date. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

                  "Prepayment Period": With respect to the first Distribution Date, the period commencing on the Cut-off Date and ending on January 15, 1997. With respect to any Distribution Date thereafter, the period commencing on the 16th day of the month immediately preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) have a Gross Margin not less than (and not more than one percentage point in excess of) the Gross Margin of the Deleted Mortgage Loan, (vi) have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same due date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, with respect to a Second Mortgage Loan) as of the date of substitution equal to or lower than the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, with respect to a Second Mortgage Loan) of the Deleted Mortgage Loan as of such date,
(x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios (or Combined Loan-to-Value Ratio, with respect to a Second Mortgage Loan) described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than $1000 in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to $1000) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and the Certificate Insurer, notice of which designation shall be given to the Trustee and Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to Section 3.11(iii).

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all P&I Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and

Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC and their successors in interest; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate":  Any Class A Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement; and (v) the related Collection Accounts, the related Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Interest Coverage Account, the Pre-Funding Account and all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "REMIC I Regular Interest": Either REMIC I Regular Interest A1 or REMIC Regular Interest A2.

                  "REMIC I Regular Interest A1": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest A1 shall accrue interest at the weighted average Net Mortgage Rate minus the Trustee Fee Rate in effect from time to time for the Mortgage Loans in Sub-Pool 1, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Stated Principal Amount as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest A2": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest A2 shall accrue interest at the weighted average Net Mortgage Rate in effect from time to time for the Mortgage Loans in Sub-Pool 2, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Stated Principal Amount set forth in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Pass-Through Rate applicable to the Class of REMIC II Regular Certificates with same alphabetical and numerical designation for such Distribution Date.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the REMIC II Regular Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Certificate": Any Certificate, other than a Class R-I Certificate or Class R-II Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report in form and substance acceptable to the Trustee on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any Prepayment Period during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such Prepayment Period, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such Prepayment Period.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

                  "Required Subordinated Amount": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date that is on or before the later to occur of the 30th Distribution Date or the Amortization Date with respect to such Certificates, and each as determined separately, an amount equal to the greater of: (a) the related Initial Subordinated Requirement, and (b) the Delinquency Step-Up Amount with respect to the related Sub-Pool, or if the Servicer Cumulative Loss Test is failed, two times the Delinquency Step-Up Amount with respect to the related Sub-Pool. With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date that is after the later to occur of the 30th Distribution Date or the Amortization Date, and each as determined separately, an amount equal to the greater of: (a) the lesser of (i) the related Initial Subordinated Requirement and (ii) the related Stepped-Down Subordinated Requirement, and (b) the Delinquency Step-Up Amount with respect to the related Sub-Pool, or if the Servicer Cumulative Loss Test is failed, two times the Delinquency Step-Up Amount with respect to the related Sub-Pool.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, mobile or manufactured home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate": Any one of the Class R-I Certificates or Class R-II Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Second Mortgage Loan": Any Mortgage Loan secured by a second lien on the related Mortgaged Property.

                  "Seller": Option One Mortgage Corporation or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Servicer Cumulative Loss Test": With respect to any Distribution Date and either Sub-Pool, the Servicer Cumulative Loss Test will be failed if: (i) for the 1st through the 12th Distribution Dates, the Cumulative Loss Percentage for such Sub-Pool for such Distribution Date is more than 0.75%,
(ii) for the 13th through the 24th Distribution Dates, the Cumulative Loss Percentage for such Sub-Pool for such Distribution for such Distribution Date is more than 1.25%, (iii) for the 25th through the 30th Distribution Dates, the Cumulative Loss Percentage for such Sub-Pool for such Distribution Date is more than 1.50%, (iv) for the 31st through the 36th Distribution Dates, the Cumulative Loss Percentage for such Sub-Pool for such Distribution Date is more than 1.80%, (v) for the 37th through the 48th Distribution Dates, the Cumulative Loss Percentage for such Sub-Pool for such Distribution Date is more than 2.25%, and (vi) for the 49th Distribution Date and any Distribution Date thereafter, the Cumulative Loss Percentage for such Sub-Pool for such Distribution Date is more than 2.75%.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.14,
3.16 and 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any SubServicer as its servicing compensation.

                  "Servicing Fee Rate":  0.50% per annum.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee, the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of each such Class evidencing a 100% Percentage Interest in such Class.

                  "Special Hazard Amount": With respect to either Sub-Pool 1 or Sub-Pool 2 as of any Distribution Date, an amount equal to $990,000 in the case of Sub-Pool 1 or $2,400,000 in the case of Sub-Pool 2, in each case minus the sum of (i) the aggregate amount of Special Hazard Losses on the Mortgage Loans in such Sub-Pool allocated solely to the Class R-II Certificates in accordance with Section 4.04 and (ii) the Adjustment Amount (as defined below) as most recently calculated for such Sub-Pool. For each anniversary of the Cut-off Date, the Adjustment Amount for such Sub-Pool shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such Sub-Pool for such anniversary) exceeds the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in such Sub-Pool which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the aggregate principal balance of the Mortgage Loans in such Sub-Pool on the Distribution Date immediately preceding such anniversary and (iii) the aggregate principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in such Sub-Pool in any five-digit California zip code area with the largest amount of Mortgage Loans in such Sub-Pool by aggregate principal balance as of such anniversary.

                  "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision, in any event exclusive of any Extraordinary Loss.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

                  "Startup Day": The day designated as such pursuant to Section 11.01(b) hereof.

                  "Stated Principal Amount": With respect to REMIC I Regular Interest A1 as of any date of determination, the then aggregate Certificate Principal Balance of the Class A-1 Certificates. With respect to REMIC I Regular Interest A2 as of any date of determination, the then aggregate Stated Principal Balance of the Class A-2 Certificates.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, with respect to an Initial Mortgage Loan, or the Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section
4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds":  As defined in Section 7.02(b).

                  "Stepped-Down Subordinated Amount": With respect to the Class A1 Certificates and any Distribution Date, an amount equal to the greater of (i) the greater of (A) 0.50% times the aggregate Stated Principal Balance of the Initial Sub-Pool 1 Loans as of the Cut-Off Date and the related Original Pre-Funded Amount for such Sub-Pool or (B) the sum of the Stated Principal Balances of the three Mortgage Loans in Sub-Pool 1 with the largest Stated Principal Balances as of such Distribution Date and (ii) the Stepped Down Required Subordinated Percentage times the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Pool 1 as of such Distribution Date. With respect to the Class A2 Certificates and any Distribution Date, an amount equal to the greater of (i) the greater of (A) 0.50% times the aggregate Stated Principal Balance of the Initial Sub-Pool 2 Loans as of the Cut-Off Date and the related Original Pre-Funded Amount for such Sub-Pool or (B) the sum of the Stated Principal Balances of the three Mortgage Loans in Sub-Pool 2 with the largest Stated Principal Balances as of such Distribution Date and (ii) the Stepped Down Required Subordinated Percentage times the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Pool 2 as of such Distribution Date.

                  "Stepped Down Required Subordinated Percentage": For either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date for which the Stepped-Down Subordinated Amount is being determined as specified in the definition of "Required Subordinated Amount," two times the related Initial Subordinated Percentage.

                  "Subordinated Amount": With respect to the Class A1 Certificates as of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in Sub-Pool 1 immediately following such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A1 Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Class A1 Principal Distribution Amount on such Distribution Date). With respect to the Class A2 Certificates as of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in Sub-Pool 2 immediately following such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A2 Certificates as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Class A2 Principal Distribution Amount on such Distribution Date).

                  "Subordination Deficiency Amount": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date, the excess, if any, of (a) the Required Subordinated Amount for such Certificates applicable to such Distribution Date over (b) the Subordinated Amount for such Certificates applicable to such Distribution Date prior to taking into account the payment of any Subordination Increase Amount for such Certificates on such Distribution Date.

                  "Subordination Increase Amount": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date, the lesser of (a) the Subordination Deficiency Amount for such Certificates as of such Distribution Date (after taking into account the payment of the Class A1 Principal Distribution Amount or the Class A2 Principal Distribution Amount, as applicable, on such Distribution Date, in each case exclusive of the payment of any Subordination Increase Amount for such Certificates) and (b) the amount of related Sub-Pool Net Monthly Excess Cashflow on such Distribution Date as reduced by any Cumulative Insurance Payments or Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.04.

                  "Subordination Reduction Amount": With respect to either the Class A1 Certificates or the Class A2 Certificates and any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount for such Certificates and (b) the sum of the amounts available for distribution specified in clauses (b)(i) through (iii) of the definition of Class A1 Principal Distribution Amount or Class A2 Principal Distribution Amount, as applicable.

                  "Sub-Pool":  Either Sub-Pool 1 or Sub-Pool 2.

                  "Sub-Pool Available Distribution Amount": With respect to either Sub-Pool and any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date allocable to such Sub-Pool, (b) the aggregate of any amounts received in respect of an REO Property in such Sub-Pool withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.23, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Net Aggregate Prepayment Interest Shortfall allocable to such Sub-Pool for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any P&I Advances allocable to such Sub-Pool made by the Master Servicer for such Distribution Date pursuant to Section 4.03,
(e) the aggregate of any advances allocable to such Sub-Pool made by the Trustee for such Distribution Date pursuant to Section 7.02(b), and (f) with respect to the initial Distribution Date, the Initial Deposit and any amounts in the related Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans, reduced (to not less than zero) by (2) the sum of (x) the portion of the amount described in clause (1)(a) hereof that represents (i) Monthly Payments due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the related Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Related Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 or otherwise payable in respect of such Sub-Pool, (v) Stayed Funds in respect of such Sub-Pool, (vi) the amount of the Certificate Insurer Premium payable from the Distribution Account to the Expense Account pursuant to Section 3.25(b) for payment to the Certificate Insurer, and the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, and (vii) amounts in respect of such Sub-Pool deposited in the Collection Account or the Distribution Account, as the case may be, in error, and (y) amounts in respect of such Sub-Pool reimbursable to the Trustee for an advance made pursuant to Section 7.02(b) which advance the Trustee has determined to be nonrecoverable from the Stayed Funds in respect of which it was made.

                  "Sub-Pool Net Monthly Excess Cashflow": With respect to either Sub-Pool and any Distribution Date, the excess of (x) the related Sub-Pool Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the sum of the Interest Distribution Amounts payable to the holders of the related Class A Certificates and (B) the amount described in clauses (b)(i) through (iii) of the definition of Class A1 Principal Distribution Amount or Class A2 Principal Distribution Amount, as applicable, minus the amount of any Subordination Reduction Amount for such Certificates for such Distribution Date.

                  "Sub-Pool 1": The Sub-Pool consisting of fixed-rate Mortgage Loans and designated on the Mortgage Loan Schedule as Sub-Pool 1. With respect to the Class A1 Certificates, Sub-Pool 1 is sometimes referred to herein as the related Sub-Pool and the Mortgage Loans in such Sub-Pool are sometimes referred to herein as the related Mortgage Loans.

                  "Sub-Pool 1 Interest Coverage Account": With respect to Sub-Pool 1, the account established and maintained pursuant to Section 4.07, as defined therein.

                  "Sub-Pool 1 Pre-Funding Account": With respect to Sub-Pool 1, the account established and maintained pursuant to Section 4.06, as defined therein.

                  "Sub-Pool 2": The Sub-Pool consisting of adjustable-rate Mortgage Loans and designated on the Mortgage Loan Schedule as Sub-Pool 2. With respect to the Class A2 Certificates, Sub-Pool 2 is sometimes referred to herein as the related Sub-Pool and the Mortgage Loans in such Sub-Pool are sometimes referred to herein as the related Mortgage Loans.

                  "Sub-Pool 2 Available Funds Pass-Through Rate": With respect to the Class A2 Certificates and each Distribution Date, a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans and REO Properties in SubPool 2 times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans and REO Properties in Sub-Pool 2 minus (B) the amount of the Certificate Insurer Premium with respect to the Class A2 Certificates payable to the Certificate Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Certificate Principal Balance of the Class A2 Certificates multiplied by (B) the actual number of days elapsed in the related Interest Accrual Period divided by 360.

                  "Sub-Pool 2 Interest Coverage Account": With respect to Sub-Pool 2, the account established and maintained pursuant to Section 4.07, as defined therein.

                  "Sub-Pool 2 Pre-Funding Account": With respect to Sub-Pool 2, the account established and maintained pursuant to Section 4.06, as defined therein.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans that are sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the first day of the month in which the related Subsequent Transfer Date occurs.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Seller, regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit G, by which Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Substitution Shortfall Amount": As defined in Section
2.03(d).

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I or REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 10.01.

                  "Terminator":  As defined in Section 10.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which two separate REMIC elections are to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) the Initial Deposit and (vi) the Pre-Funding Accounts, the Interest Coverage Accounts, the Collection Account, the Distribution Account, any REO Account and the Expense Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes the Policy and all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "Trustee": Bankers Trust Company, a New York banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties and any amounts in the Pre-Funding Accounts as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "Trustee's Fee Rate":  0.0075% per annum.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Unpaid Basis Risk Shortfalls": With respect to the Class A2 Certificates and any Distribution Date, the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates plus interest accrued for each Interest Accrual Period on such Basis Risk Shortfalls at the Accrual Rate, less all payments made in respect of such Basis Risk Shortfalls on or prior to such Distribution Date pursuant to Section 4.01(a)(2).

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Seller in accordance with the Seller's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (2) the value thereof as determined by a review appraisal conducted by the Seller in accordance with the Seller's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, the percentage of all the Voting Rights allocated among Holders of each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  SECTION 1.02.  Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A1 Certificates and the Class A2 Certificates for any Distribution Date, with respect to either Sub-Pool, any Net Aggregate Prepayment Interest Shortfall (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans in such Sub-Pool for any Distribution Date shall be allocated to the related Class A Certificates based on, and to the extent of, 30 days' interest at the then applicable Pass-Through Rate on the Certificate Principal Balance of such Certificates. Notwithstanding the foregoing, on any Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfall or Relief Act Shortfalls so allocated to the Class A1 Certificates or the Class A2 Certificates shall be paid to the holders of such Certificates prior to any distributions on such Distribution Date to the holders of the Residual Certificates.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of the Initial Deposit and the Mortgage Loans.

                  The Trustee hereby acknowledges the receipt by it from the Depositor of the Initial Deposit. The Trustee shall deposit and hold such amount uninvested in a non-interest bearing Eligible Account until the initial Distribution Date. On the initial Distribution Date, the Trustee shall transfer the Initial Deposit to the Distribution Account, and such amount shall constitute part of the Available Distribution Amount for such Distribution Date.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Initial Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to such Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off
Date).

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee with respect to each Initial Mortgage Loan so transferred and assigned, and the Depositor shall, contemporaneously with the delivery of a Subsequent Transfer Instrument, deliver or cause to be delivered to the Trustee with respect to each Subsequent Mortgage Loan, the following documents or instruments (a "Mortgage File"):

                         (i) the original Mortgage Note, endorsed in the
                  following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Series 1996-8, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                        (ii) the original Mortgage with evidence of recording
                  thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                       (iii) an original Assignment of the Mortgage executed in
                  the following form: "Bankers Trust Company, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Series 1996-8";

                        (iv) the original recorded Assignment or Assignments of
                  the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                         (v) the original or copies of each assumption,
                  modification, written assurance or substitution agreement, if any; and

                        (vi) the original lender's title insurance policy,
                  together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  The Depositor shall promptly (and in no event later than five Business Days following the Closing Date or the Subsequent Transfer Date, in the case of a Subsequent Mortgage Loan) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Certificate Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date or the Subsequent Transfer Date, in the case of a Subsequent Mortgage Loan, been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee, the Certificate Insurer and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date or the Subsequent Transfer Date, in the case of a Subsequent Mortgage Loan. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement.

                  In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policy to the Trustee for the benefit of the Certificateholders.

                  SECTION 2.02.  Acceptance by Trustee.

                  The Trustee acknowledges receipt of the Policy and agrees to certify in substantially the form attached hereto as Exhibit C-1, subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, those documents referred to in
Section 2.01(i) above and all other assets included in the definition of "Trust Fund" under clauses (i), (iii), (iv), (v) and (vi) (to the extent of amounts deposited into the Pre-Funding Accounts, the Interest Coverage Accounts and the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

                  The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review each Mortgage File within 30 days following the Closing Date or the Subsequent Transfer Date, in the case of a Subsequent Mortgage Loan, and to certify in substantially the form attached hereto as Exhibit C-2 that, as to each Initial Mortgage Loan or Subsequent Mortgage Loan, as the case may be, listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(i) through (iii), (vi), (x)(A), (xi), (xii), (xv), (xvii), (xviii), (xx) through (xxiii) and (xxv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor, the Master Servicer and the Certificate Insurer a final certification in the form annexed hereto as Exhibit C-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor, the Master Servicer and the Certificate Insurer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer.

                  The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the Master Servicer and the Certificate Insurer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach. If the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer or, in accordance with Section 3.02(b), the Trustee, shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer.

                  (b) Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section
2.04 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trust Fund at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). If any such breach is a breach of any of the representations and warranties included in Section 2.04(a)(iv), and the Depositor is unable to cure such breach, the Depositor shall repurchase or substitute the smallest number of Mortgage Loans as shall be required to make such representation or warranty true and correct. The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor's direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

                  (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

                  As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the Certificate Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor, the Master Servicer and the Certificate Insurer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Depositor or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller, all applicable representations and warranties thereof included in or assigned pursuant to the Mortgage Loan Purchase Agreement, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

                  For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances related thereto. On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Depositor or the Seller, as the case may be, shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e) Upon discovery by the Depositor, the Seller, the Master Servicer, the Trustee or the Certificate Insurer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Seller or the Depositor shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a), if made by the Seller, or 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Seller, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04.  Representations and Warranties of the
                                 Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Certificate Insurer that as of the Closing Date or as of such other date specifically provided herein:

                         (i) The information set forth in the Mortgage Loan
                  Schedule for the Initial Mortgage Loans is complete, true and correct in all material respects at the date or dates respecting which such information is furnished;

                        (ii) As of the Cut-off Date, the Monthly Payment due
                  under each Initial Mortgage Loan is not 30 or more days delinquent in payment and has not been

                  30 or more days delinquent in payment more than once in the twelve month period prior to the Cut-off Date (assuming that a "rolling" 30 day delinquency is considered to be delinquent only once);

                       (iii) Each Initial Mortgage Loan had an original term to
                  maturity ranging from 15 years to 30 years; each Initial Mortgage Loan in Sub-Pool 1 is a fixed-rate mortgage loan with level payments due on the first day (or in the case of certain Second Mortgage Loans, the fifteenth day) of each month, and each such Mortgage Loan is fully amortizing or is a Balloon Mortgage Loan; each Initial Mortgage Loan in Sub-Pool 2 is an adjustable-rate mortgage loan with payments due on the first day of each month, and each such Mortgage Loan is fully amortizing; effective with the first payment due after each Adjustment Date, the monthly payment amount for each Initial Mortgage Loan in Sub-Pool 2 will be adjusted to an amount which would amortize fully the outstanding principal balance of such Mortgage Loan over its remaining term (or, in the case of a Balloon Mortgage Loan, over its remaining hypothetical amortizing term) and pay interest at the Mortgage Rate so adjusted; on the first Adjustment Date and on each Adjustment Date thereafter, the Mortgage Rate on each Initial Mortgage Loan in Sub-Pool 2 will be adjusted to equal the sum of the Index and the related Gross Margin, rounded to the nearest or next highest multiple of 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate applicable to such Mortgage Loan; none of the Initial Mortgage Loans are Buydown Mortgage Loans; however, one Initial Sub-Pool 1 Loan provides for a reduced initial Mortgage Rate, which Mortgage Rate increases by 0.75% in each of the first two years after the origination of such Mortgage Loan;

                        (iv) (A) no more than approximately 21.86%,
                  approximately 12.26%, approximately 7.97%, approximately 5.79%, approximately 5.47%, approximately 5.33% and approximately 5.13% of the Initial Sub-Pool 1 Loans, by outstanding principal balance of the Initial Sub-Pool 1 Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in California, Florida, Illinois, Indiana, Washington, Oregon, and Ohio, respectively, and no more than approximately 4.7% of the Initial Sub-Pool 1 Loans, by outstanding principal balance of the Initial Sub-Pool 1 Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in any other state; no more than approximately 16.41%, approximately 8.97%, approximately 8.19%, approximately 4.81%, approximately 4.64%, approximately 4.38% and approximately 4.33% of the Initial Sub-Pool 2 Loans, by outstanding principal balance of the Initial Sub-Pool 2 Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in California, Massachusetts, Illinois, Washington, Florida, Virginia, and Oregon, respectively, and no more than approximately 4.0% of the Initial Sub-Pool 2 Loans, by outstanding principal balance of the Initial Sub-Pool 2 Loans as of the Cut-off Date, will be secured by Mortgaged Properties located in any other state; (B) as of the Cut-off Date, no more than approximately 1.65% of the Initial SubPool 1 Loans and no more than approximately 0.5% of the Initial Sub-Pool 2

                  Loans, in each case by outstanding principal balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date, are secured by Mortgaged Properties located in any one California zip code area, and no more than approximately 19.36% of the Initial Sub-Pool 1 Loans and no more than approximately 21.28% of the Initial Sub-Pool 2 Loans, in each case by outstanding principal balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date, are secured by units in two- to four-family dwellings, condominiums or planned unit developments and (C) at least approximately 80.64% of the Initial Sub-Pool 1 Loans and at least approximately 78.72% of the Initial Sub-Pool 2 Loans, in each case by outstanding principal balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date, are secured by real property with a single family residence erected thereon;

                         (v) If the Mortgaged Property securing an Initial
                  Mortgage Loan is identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, as of the Closing Date, a flood insurance policy that met the requirements of FEMA at the time such policy was issued is in effect;

                        (vi) With respect to each Initial Mortgage Loan secured
                  by a first lien on the related Mortgaged Property, the Loan-to-Value Ratio was less than or equal to 90.00% at the origination of such Initial Mortgage Loan; with respect to each Second Mortgage Loan, the Combined Loan-to-Value Ratio was less than or equal to 90.00% at the origination of such Initial Mortgage Loan; and

                       (vii) With respect to at least approximately 10.06% of
                  the Initial SubPool 1 Loans and at least approximately 89.60% of the Initial Sub-Pool 2 Loans, in each case by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence. With respect to approximately 89.94% of the Initial Sub-Pool 1 Loans and approximately 10.40% of the Initial Sub-Pool 2 Loans, in each case by outstanding principal balance as of the Cut-off Date, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's secondary residence or that the Mortgaged Property would be an investor property.

                  (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 2.03(b) to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04.

                  SECTION 2.05. Representations, Warranties and Covenants of the Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders, the Certificate Insurer and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                         (i) The Master Servicer is duly organized, validly
                  existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                        (ii) The Master Servicer has the full power and
                  authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                       (iii) The execution and delivery of this Agreement by the
                  Master Servicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Master Servicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Master Servicer or by which the Master Servicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Master Servicer is a party or by which the Master Servicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Master Servicer's ability to perform its obligations under this Agreement;

                        (iv) The Master Servicer is an approved servicer for
                  FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Master Servicer unable to comply with FNMA or HUD eligibility requirements or that would require notification to FNMA or HUD;

                         (v) The Master Servicer does not believe, nor does it
                  have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                        (vi) With respect to each Mortgage Loan, the Master
                  Servicer is in possession of a complete Mortgage File, except for such documents as have been delivered to the Trustee;

                       (vii) There are no actions or proceedings against,
                  investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement;

                      (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                        (ix) The information delivered by the Master Servicer
                  with respect to the Master Servicer's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to the same standards as the Mortgage Loans and covering residential mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificateholders and the Certificate Insurer. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders and the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee and the Certificate Insurer. Subject to Section 7.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section

2.05. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Seller contained in the Mortgage Loan Purchase Agreement.

                  SECTION 2.06. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

                  The Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Regular Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Certificates.

                  SECTION 2.08. Execution, Authentication and Delivery of Class R-II Certificates; Creation of the REMIC II Regular Interests.

                  Concurrently with the assignment to it of the REMIC I Regular Interests and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC II (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.09. Execution, Authentication and Delivery of REMIC II Regular Certificates.

                  Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor, the REMIC II Regular Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
II. The rights of the Holders of the respective Classes of REMIC II Regular Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Regular Certificates, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                  SECTION 2.10.  Conveyance of the Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account with respect to the related Sub-Pool, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in Sub-Pool 1 or Sub-Pool 2, as applicable, by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three Business Days prior to the Subsequent Transfer Date.

         The purchase price paid by the Trustee from amounts released from the related PreFunding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in Sub-Pool 1 or Sub-Pool 2 the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the related PreFunding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans and the Certificate Insurer shall not have objected in its reasonable discretion to one or more subsequent Mortgage Loans proposed to be transferred to the Trust Fund;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders or the Certificate Insurer;

                  (vii) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.10 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

                  (viii) the Depositor shall have delivered to the Trustee Opinions of Counsel addressed to the Trustee, the Certificate Insurer and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters; and

                  (ix) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, the Certificate Insurer and the Rating Agencies with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of second lien Mortgage Loans) greater than 90%; (v) the Subsequent Mortgage Loans will have as of the end of the Funding Period, a weighted average term since origination not in excess of 18 months;
(vi) no Subsequent Mortgage Loan in Sub-Pool 1 shall have a Mortgage Rate less than 8.25% or greater than 16%, and no Subsequent Mortgage Loan in Sub-Pool 2 shall have a Mortgage Rate less than 5.5% or greater than 16%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Depositor; and (viii) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

                  (d) Following the purchase of any Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans in Sub-Pool 1 and Sub-Pool 2 (including the related Subsequent Mortgage Loans) will, as determined separately for each Sub-Pool as of the end of the related Funding Period: (i) have a weighted average original term to stated maturity of not less than 180 months and not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 11.415% and not more than 11.615% with respect to the Mortgage Loans in Sub-Pool 1, and not less than 9.767% and not more than 9.967% with respect to the Mortgage Loans in SubPool 2, each by aggregate principal balance of the Mortgage Loans in such Sub-Pool; (iii) have a weighted average Loan-to-Value Ratio (or weighted average Combined Loan-to-Value Ratio, in the case of second lien Mortgage Loans) of not more than 69% with respect to Sub-Pool 1, and not more than 73% with respect to Sub-Pool 2, each by aggregate principal balance of the Mortgage Loans in such Sub-Pool; (iv) have no Mortgage Loan with a principal balance in excess of $600,000; (v) have a weighted average Gross Margin not less than 5.433% with respect to the Mortgage Loans in Sub-Pool 2; and (vi) not have a concentration of second lien Mortgage Loans in excess of 17.58% nor a concentration of Balloon Mortgage Loans in excess of 28.58% with respect to Sub-Pool 1, in each by aggregate principal balance of the Mortgage Loans in Sub-Pool 1. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans shall not materially affect the aggregate characteristics of the Mortgage Loans in Sub-Pool 1 or Sub-Pool 2.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01.  Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                         (i) any relationship that the Master Servicer, any
                  Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                        (ii) the ownership of any Certificate by the Master
                  Servicer or any Affiliate of the Master Servicer;

                       (iii) the Master Servicer's obligation to make P&I
                  Advances or Servicing Advances; or

                        (iv) the Master Servicer's or any Sub-Servicer's right
                  to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and

Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Master Servicer or any SubServicers under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties which the Master Servicer knows or in the exercise of the required standard of care of the Master Servicer hereunder should know is necessary to avoid the lien priority of the related Mortgage becoming jeopardized by the failure to make such payment. If such a payment has not been made and the Master Servicer receives notice of a lien with respect to the Mortgage being imposed, the Master Servicer will within 10 business days of such notice advance or cause to be advanced funds necessary to discharge such lien, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except with respect to P&I Advances, as provided in Section 4.03, or Servicing Advances) and the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements with SubServicers for the servicing and administration of the Mortgage Loans; provided, however, that the Master Servicer shall have first obtained the consent of the Certificate Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Certificates. For the purposes of this Section 3.02, agreements concerning the outsourcing of taxes, insurance and the reconveyance and marketing of REO properties shall not constitute Sub-Servicing Agreements; provided, however, that the Master Servicer shall remain primarily liable with respect to any such agreements entered into by the Master Servicer.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a FHLMC or FNMA approved mortgage servicer. Each SubServicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                   (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of SubServicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the applicable Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

                  SECTION 3.03.  Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 3.04.  Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a SubServicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the SubServicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Trustee or
                                 Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders or the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section
7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each SubServicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 3.07.  Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, and (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

                  SECTION 3.08.  Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation to the extent permitted by the SubServicing Agreement and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the first Business Day thereafter. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such Escrow Payments, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section
3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the imposition of a tax lien. If such a payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will within 10 business days of such notice advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

                  SECTION 3.10.  Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's deposit thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date, with respect to the Initial Mortgage Loans, or Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date or Subsequent Cut-off Date, as applicable, but allocable to a Due Period subsequent thereto:

                         (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                        (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                       (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                        (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                         (v) any amounts required to be deposited by the Master
                  Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles.

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges, assumption fees or other ancillary servicing fees shall be retained by the Master Servicer need not be deposited in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 5:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Sub-Pool Available Distribution Amount for each Sub-Pool (calculated without regard to the references in clause
(2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Depositor and the Certificate Insurer of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the

Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

                         (i) any P&I Advances, as required pursuant to Section
                  4.03;

                        (ii) any amounts required to be deposited pursuant to
                  Section 3.23(d) or (f) in connection with any REO Property;

                       (iii) any amounts to be paid in connection with a
                  purchase of Mortgage Loans and REO Properties pursuant to
                  Section 10.01;

                        (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Net Aggregate Prepayment Interest Shortfall;

                         (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters; and

                        (vi) any amounts required to be transferred from the
                  Policy Payments Account pursuant to Section 9.04(b) on any Distribution Date.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Master Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section
3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

                  SECTION 3.11. Withdrawals from the Collection Account and Distribution Account.

                  The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                         (i) to remit to the Trustee for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                        (ii) subject to Section 3.16(d), to reimburse the Master
                  Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

                       (iii) subject to Section 3.16(d), to pay the Master
                  Servicer or any SubServicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

                        (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                         (v) to pay to the Master Servicer, the Depositor or the
                  Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to
                  Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                        (vi) to reimburse the Master Servicer for any P&I
                  Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03(d);

                       (vii) to reimburse the Master Servicer or the Depositor
                  for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to
                  Section 6.03;

                      (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                       (ix) to pay, or to reimburse the Master Servicer for
                  advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                         (x) to clear and terminate the Collection Account
                  pursuant to Section 10.01.

                  In addition to the foregoing, the Trustee shall be entitled to withdraw amounts from the Distribution Account to transfer funds to the Expense Account on the Business Day immediately preceding each Distribution Date pursuant to Section 3.25(b) prior to any payments to Certificateholders and the Certificate Insurer pursuant to Section 4.01. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi),
(viii) and (ix) above. The Master

Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

                  SECTION 3.12. Investment of Funds in the Interest Coverage Accounts, the Collection Account, the Expense Account and the Distribution Account.

                  (a) The Master Servicer may, but shall have no obligation to, direct any depository institution maintaining the Interest Coverage Accounts, the Collection Account and the Expense Account (each, for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its individual capacity, may, but shall have no obligation to, direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an "Investment Account"), to invest the funds (other than the Initial Deposit) in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Interest Coverage Accounts, the Collection Account and the Expense Account) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Interest Coverage Accounts, the Collection Account and the Expense Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the

Interest Coverage Accounts, the Collection Account or the Expense Account, as applicable, the amount of any loss of principal incurred in respect of any Permitted Investment made at the direction of the Master Servicer with funds in such accounts immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any Permitted Investment made at the direction of the Trustee with funds in such accounts immediately upon realization of such loss.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Certificate Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13.  [intentionally omitted]

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall be entitled to solicit any Mortgagor for the sale and purchase of any insurance products required to be maintained pursuant to the terms of this Agreement.

                  (b) In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (c) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. In the event the Master Servicer does not maintain a blanket policy of the type described in the first sentence of Section 3.14(b), the Master Servicer shall not take or enter into any assumption and modification agreement, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16.  Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Certificateholders or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                         (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                         (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Certificate Insurer prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer purchases any such Mortgage Loans on the basis of delinquency, purchasing the most delinquent Mortgage Loans first. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed P&I Advances, Servicing Advances and Nonrecoverable Advances pursuant to Section 3.11(ii),
Section 3.11(iii) and Section 3.11(vi), respectively; SECOND, to accrued and unpaid interest on the Mortgage Loan to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan.

If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: FIRST, to reimburse the Master Servicer for any related unreimbursed P&I Advances in accordance with Section 3.11(ii), and SECOND, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  SECTION 3.17.  Trustee to Cooperate; Release of Mortgage
                                 Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will notify the Trustee and the Certificate Insurer by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall within 3 Business Days release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer, and the Master Servicer shall deliver to the Certificate Insurer copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18.  Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of Prepayment Interest Excess (to the extent Prepayment Interest Excess exceeds Prepayment Interest Shortfalls in any Due Period), prepayment charges, assumption fees, late payment charges or other ancillary servicing fees shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account, pursuant to Section 3.25 to withdraw from the Expense Account, and pursuant to
Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trustee; Collection Account Statements.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Certificate Insurer the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20.  Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.21.  Independent Public Accountants' Servicing
                                 Report.

                  Not later than 90 days following the end of each fiscal year of the Master Servicer, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any

Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.22.  Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.23.  Title, Management and Disposition of REO
                                 Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the REMIC I acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the two-year grace period would otherwise expire an extension of the two-year grace period, unless the Master Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Depositor and the Certificate Insurer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on REMIC I or REMIC II of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                         (i) all insurance premiums due and payable in respect
                  of such REO Property;

                        (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon; and

                       (iii) all costs and expenses necessary to maintain such
                  REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Master Servicer shall not:

                         (i) authorize the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                        (ii) authorize any amount to be received or accrued
                  under any New Lease other than amounts that will constitute Rents from Real Property;

                       (iii) authorize any construction on any REO Property,
                  other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                        (iv) authorize any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                         (i) the terms and conditions of any such contract shall
                  not be inconsistent herewith;

                        (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                       (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders and the Certificate Insurer with respect to the operation and management of any such REO Property; and

                        (iv) the Master Servicer shall be obligated with respect
                  thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO

Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this
Section 3.23(d).

                  (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the Prepayment Period in which the Master Servicer received such funds for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.24. Obligations of the Master Servicer in Respect of Net Aggregate Prepayment Interest Shortfalls.

                  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the total amount of its servicing compensation for the most recently ended calendar month. Any amounts paid by the Master Servicer pursuant to this Section 3.24 shall not be reimbursed by the Trust Fund.

                  SECTION 3.25.  Expense Account.

                  (a) The Trustee shall establish and maintain in its name, for the benefit of the Trustee in trust for (1) the Certificateholders and (2) the Certificate Insurer, the Expense Account. The Expense Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

                  (b) On the Business Day immediately preceding each Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit into the Expense Account an amount equal to 1/12 of the related Certificate Insurer Premium Rate on the Certificate Principal Balance of the Class A1 Certificates and the Class A2 Certificates for such Distribution Date.

                  (c) The Trustee shall make withdrawals from the Expense Account to pay the Certificate Insurer Premium on each Distribution Date.

                  (d) Funds in the Expense Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Any earnings on such amounts shall be payable to the Master Servicer as additional servicing compensation. The Trustee shall give notice to the Depositor and the Certificate Insurer of the location of the Expense Account on the Closing Date and prior to any change thereof.

                  (e) Upon termination of the Trust Fund in accordance with
Section 10.01, any amounts remaining in the Expense Account following the payment of all unpaid Certificate Insurer Premiums shall be released to the Master Servicer as additional servicing compensation.

                  SECTION 3.26. Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Insurer, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this
Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.27.  Solicitations.

                  From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan, nor will the Master Servicer purchase any loan to a Mortgagor secured by a Mortgaged Property, in whole or in part; provided, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage from an originator of mortgage loan products similar to the Mortgage Loans that indicates that such Mortgagor intends to refinance his or her Mortgage Loan; provided further, that the foregoing shall not preclude solicitations to the general public by newspaper, radio, television or other media that are not directed toward the Mortgagor, or from refinancing the Mortgage Loan of a Mortgagor who, without solicitation, contacts the Master Servicer in connection with the refinance of such Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01.  Distributions.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the sum of the Sub-Pool Available Distribution Amount for Sub-Pool 1 and the Sub-Pool Available Distribution Amount for Sub-Pool 2 (other than any amount in the Distribution Account that was transferred from the Policy Payments Account to the Distribution Account pursuant to Section 9.04) and distribute to the Certificateholders the following amounts, in the following order of priority:

                         (i) concurrently, to the Holders of the Class A1
                  Certificates and the Holders of the Class A2 Certificates, in each case payable from the related SubPool Available Distribution Amount and in each case in an amount equal to (A) the aggregate of the Interest Distribution Amount for such Certificates for such Distribution Date, plus (B) any undistributed amount with respect to such Certificates described in the immediately preceding clause (i)(A) from any previous Distribution Date for which no Insurance Payment has been previously paid to Holders of such Certificates;

                        (ii) concurrently, to the Holders of the Class A1
                  Certificates and the Holders of the Class A2 Certificates in an amount equal to the Class A1 Principal Distribution Amount and the Class A2 Principal Distribution Amount, respectively, in each case except for any portion thereof consisting of any Subordination Increase Amount for such Certificates and in each case applied to reduce the Certificate Principal Balances of such Certificates until the aggregate Certificate Principal Balances thereof are reduced to zero;

                       (iii) concurrently, to the Holders of the Class A1
                  Certificates and the Holders of the Class A2 Certificates, in each case payable from the related SubPool Net Monthly Excess Cashflow and in each case in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans in the related Sub-Pool;

                        (iv) to the Holders of the Class A1 Certificates or the
                  Holders of the Class A2 Certificates, as applicable, payable from nonrelated Sub-Pool Net Monthly Excess Cashflow, in an amount equal to any amounts described in clause (iii) above not paid pursuant to such clause (iii) from related Sub-Pool Net Monthly Excess Cashflow;

                         (v) to the Certificate Insurer, payable from Net
                  Monthly Excess Cashflow, to reimburse the Certificate Insurer for claims under the Policy, to the extent of Cumulative Insurance Payments (reimbursement of any such Cumulative

                  Insurance Payments with respect to any Class of Class A Certificates shall be deemed to have been paid first from related Sub-Pool Net Monthly Excess Cashflow and then from any nonrelated Sub-Pool Net Monthly Excess Cashflow remaining after any such payments from related Sub-Pool Net Monthly Excess Cashflow);

                        (vi) concurrently, to the Holders of the Class A1
                  Certificates and the Holders of the Class A2 Certificates, in each case payable from related Sub-Pool Net Monthly Excess Cashflow and in each case in an amount equal to that portion of the Class A1 Principal Distribution Amount or the Class A2 Principal Distribution Amount, as applicable, consisting of any Subordination Increase Amount for such Certificates;

                       (vii) to the Holders of the Class A1 Certificates or the
                  Holders of the Class A2 Certificates, as applicable, payable from nonrelated Sub-Pool Net Monthly Excess Cashflow, in an amount equal to any Subordination Increase Amount for such Certificates not paid pursuant to clause (vi) above from related Sub-Pool Net Monthly Excess Cashflow;

                      (viii) concurrently, to the Holders of the Class A1
                  Certificates and the Holders of the Class A2 Certificates, in each case payable from related Sub-Pool Net Monthly Excess Cashflow and in each case in an amount equal to any Net Aggregate Prepayment Interest Shortfall and any Relief Act Shortfalls that were allocated to such Certificates pursuant to Section 1.02 and therefore not distributed pursuant to clause (i) above;

                        (ix) to the Holders of the Class A1 Certificates or the
                  Holders of the Class A2 Certificates, as applicable, payable from nonrelated Sub-Pool Net Monthly Excess Cashflow, in an amount equal to any amounts described in clause (viii) above not paid pursuant to such clause (viii) from related Sub-Pool Net Monthly Excess Cashflow;

                         (x) to the Holders of the Class A2 Certificates,
                  payable from any remaining Net Monthly Excess Cashflow, in an amount equal to any Basis Risk Shortfall for such Distribution Date;

                        (xi) to the Holders of the Class A2 Certificates,
                  payable from any remaining Net Monthly Excess Cashflow, in an amount equal to any Unpaid Basis Risk Shortfall on such Distribution Date;

                       (xii) to the Certificate Insurer, payable from any
                  remaining Net Monthly Excess Cashflow, for any amounts remaining due to the Insurer under the terms of the Insurance Agreement (other than those amounts attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses); and

                      (xiii) to the Holders of the Class R-II Certificates, the
                  balance, if any, of the amount so withdrawn from the Distribution Account for such Distribution Date.

                  On the first Distribution Date, the Trustee shall distribute from the Initial Deposit (i) to the Holders of the Class A1 Certificates and the Class A2 Certificates, as applicable, those amounts allocable to such Certificates for 30 days' interest at the applicable Net Mortgage Rate on each Initial Mortgage Loan in the related Sub-Pool originated in December 1996, and
(ii) to the Holders of the Class A2 Certificates that amount allocable to interest payable in respect of such Certificates accrued during the period commencing on the Closing Date and ending on December 25, 1996.

                  Upon the earlier to occur of (i) the Distribution Date occurring on January 25, 1997 and (ii) the termination of this Agreement, the Trustee shall distribute any amounts remaining in the Sub-Pool 1 Pre-Funding Account to the Class A1 Certificateholders, and any amounts remaining in the Sub-Pool 2 Pre-Funding Account to the Class A2 Certificateholders in each case in reduction of the related Certificate Principal Balances thereof.

                  (b) In addition to making the distributions required pursuant to Section 4.01(a), on each Distribution Date for which there exists a Deficiency Amount, the Trustee shall withdraw from the Distribution Account any amount therein that was transferred from the Policy Payments Account to the Distribution Account pursuant to Section 9.04 and distribute to the Holders of each Class of Class A Certificates (i) an amount equal to any amount required to be paid to such Class pursuant to Section 4.01(a)(i) for such Distribution Date remaining unpaid after giving effect to all distributions made pursuant to
Section 4.01(a) for such Distribution Date, (ii) an amount equal to the principal portion of any Realized Losses allocated to such Class on such Distribution Date after giving effect to all distributions made pursuant to
Section 4.01(a) for such Distribution Date and (iii) without duplication, any other amount constituting a Deficiency Amount.

                  (c) All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

                  (d) Each Holder of a Certificate, by its acceptance of such Certificate, hereby agrees that, in the event any distribution is made to any Holder of a Class A Certificate from amounts paid under the Policy, (i) the Certificate Insurer shall be subrogated in the manner herein provided to the rights of the Holder of such Class A Certificate to receive from amounts on deposit in the Distribution Account the distributions allocable to principal and interest that would have been distributable to such Holder if no such distribution to such Holder had been made from amounts paid under the Policy; and (ii) in addition to the rights of the Class A

Certificateholders that the Certificate Insurer may exercise in accordance with the provisions of Section 9.01, the Certificate Insurer may exercise any option, vote, right, power or the like with respect to each Class A Certificate for which Cumulative Insurance Payments are outstanding.

                  (e) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(g) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance (or, in the case of the Residual Certificates, a 66% Percentage Interest) of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Payments to the Certificate Insurer on any Distribution Date will be made by wire transfer of immediately available funds to the account designated by the Certificate Insurer under the Premium Letter (as defined in the Insurance Agreement).

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (f) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 10.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall to the extent reasonably practicable, no later than five

(5) days after the related Determination Date, mail to each Holder on such date of such Class of Certificates and to the Certificate Insurer a notice to the effect that:

                (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, (i) contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing and (ii) pay to the Certificate Insurer any amount of such funds which were paid by the Certificate Insurer under the Policy but shall continue to hold any remaining funds for the benefit of the non-tendering Certificateholders, and all liability of the Certificate Insurer with respect to such trust funds shall thereupon cease. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders. Certificateholders shall thereafter look solely to the Master Servicer for payment thereof. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). Any such amounts held in trust by the Master Servicer shall be held in an Eligible Account and the Master Servicer may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Master Servicer shall be for the benefit of the Master Servicer; provided, however, that the Master Servicer shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  (h) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow or from amounts paid under the Policy.

                  (i) All distributions made in respect of any Class of REMIC II Regular Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests with the same alphabetical and numerical designation as such Class of Certificates. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC II Regular Certificates pursuant to Section 4.01(a) shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account, other than amounts payable in respect of the Class R-I Certificates, shall be made only in accordance with Section 4.01(a).


                  SECTION 4.02. Statements to Certificateholders.

                  On each Distribution Date, the Trustee shall prepare and forward by mail to each Holder of the Regular Certificates, a statement as to the distributions made on such Distribution Date setting forth:

                         (i) the amount of the distribution made on such
                  Distribution Date to the Holders of each Class of Class A Certificates allocable to principal;

                         (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of each Class of Class A Certificates allocable to interest;

                       (iii) the aggregate amount of servicing compensation
                  received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                         (iv) the Guaranteed Distribution for such Distribution
                  Date and the respective portions thereof allocable to principal and interest;

                         (v) the amount of any Insurance Payment made to the
                  Holders of each Class of Class A Certificates on such Distribution Date, the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Section 4.01(a)(v) and the amount of Cumulative Insurance Payments after giving effect to any such Insurance Payment to Class A Certificateholders or any such reimbursement payment to the Certificate Insurer;

                         (vi) the aggregate amount of P&I Advances for each
                  Sub-Pool for each such Distribution Date;

                         (vii) the aggregate Stated Principal Balance of the
                  Mortgage Loans and any REO Properties in each Sub-Pool at the close of business on such Distribution Date;

                         (viii) the number, aggregate principal balance,
                  weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in each Sub-Pool as of the related Due Date; and the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Due Period;

                         (ix) the number and aggregate unpaid principal balance
                  of Mortgage Loans in each Sub-Pool that are (a) delinquent 30 days, (b) delinquent 60 days, (c) delinquent 90 or more days and (d) subject to the commencement of foreclosure proceedings;

                         (x) with respect to any Mortgage Loan in each Sub-Pool
                  that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                         (xi) the book value of any REO Property as of the close
                  of business on the last Business Day of the calendar month preceding the Distribution Date;

                         (xii) the aggregate amount of Principal Prepayments
                  with respect to the Mortgage Loans in each Sub-Pool made during the related Prepayment Period;

                         (xiii) the aggregate amount of Realized Losses with
                  respect to the Mortgage Loans in each Sub-Pool incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Extraordinary Losses, Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

                         (xiv) the aggregate amount of extraordinary Trust Fund
                  expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                         (xv) the aggregate Certificate Principal Balance of the
                  Class A Certificates, after giving effect to the distributions, and allocations of Realized

                  Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                         (xvi) the Certificate Factor for each such Class of
                  Certificates applicable to such Distribution Date;

                         (xvii) the Interest Distribution Amount in respect of
                  each Class of Class A Certificates for such Distribution Date and the respective portions thereof, if any, paid under the Policy or (in the event of a Deficiency Event) remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Net Aggregate Prepayment Interest Shortfalls, Relief Act Interest Shortfalls and Basis Risk Shortfalls;

                         (xviii) the Net Aggregate Prepayment Interest
                  Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

                         (xix) the aggregate amount of Relief Act Interest
                  Shortfalls for such Distribution Date;

                         (xx) the then-applicable Bankruptcy Amount, Fraud Loss
                  Amount, Special Hazard Amount and Extraordinary Loss Amount;

                         (xxi) with respect to the Class A2 Certificates, the
                  Basis Risk Shortfall, if any, for such Distribution Date;

                         (xxii) with respect to the Class A2 Certificates, the
                  Unpaid Basis Risk Shortfalls, if any, outstanding after reimbursements therefor on such Distribution Date;

                         (xxiii) the Required Subordinated Amount for the Class
                  A1 Certificates and the Class A2 Certificates for such Distribution Date;

                         (xxiv) the Subordination Increase Amount, if any, for
                  the Class A1 Certificates and the Class A2 Certificates for such Distribution Date;

                         (xxv) the Subordination Reduction Amount, if any, for
                  the Class A1 Certificates and the Class A2 Certificates for such Distribution Date;

                         (xxvi) the Pass-Through Rate applicable to the Class A2
                  Certificates for such Distribution Date and the immediately succeeding Distribution Date;

                         (xxvii) the amount on deposit in the Pre-Funding
                  Accounts and the Interest Coverage Accounts; and

                         (xxviii) for the Distribution Date occurring on January
                  25, 1997, the current balances on deposit in the Pre-Funded Accounts that have not been used to purchase Subsequent Mortgage Loans and that are being distributed to the Class A Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  On each Distribution Date, the Trustee shall forward to the Depositor, to each Holder of a Residual Certificate, to the Certificate Insurer and to the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Trustee shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the Master Servicer.

                  On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Cusip Level Factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg. In connection with providing the information specified in this Section 4.02 to Bloomberg, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Master Servicer, to the extent and in the manner provided in Section 8.05.

                  SECTION 4.03. Remittance Reports; P&I Advances.

                  (a) Prior to 10:00 a.m. Pacific time on the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee and the Certificate Insurer a Remittance Report with respect to the related Distribution Date and shall deliver to the Trustee a computer readable magnetic tape containing the information set forth in such Remittance Report with respect to such Distribution Date. Such Remittance Report will include (i) the amount of P&I Advances to be made by the Master Servicer in respect of the related Distribution Date, the aggregate amount of P&I Advances outstanding after giving effect to such P&I Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. Not later than the close of business New York time on the third Business Day following the Determination Date, the Trustee shall deliver or cause to be delivered to the Certificate Insurer, in addition to the information provided on the Remittance Report, a report setting forth (i) the Guaranteed Distribution for such Distribution Date, separately identifying the portions thereof allocable to principal and interest; (ii) the Available Distribution Amount for such Distribution Date; (iii) whether the Available Distribution Amount expected to be on deposit in the Distribution Account on such Distribution Date will be sufficient to cover the Guaranteed Distribution and, if not, the amount of the shortfall; (iv) with respect to any reimbursement to be made to the Certificate Insurer on such Distribution Date pursuant to
Section 4.01(a)(v), the amount, if any, allocable to principal and the amount allocable to interest; and (v) Cumulative Insurance Payments after giving effect to the distributions to be made on such Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of P&I Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

                  On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance
Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee will provide notice to the Master Servicer and the Certificate Insurer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that any P&I Advance or Servicing Advance previously made constitutes a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor, the Trustee and the Certificate Insurer.

                  (e) If, at the close of business on the third Business Day prior to any Distribution Date, the funds on deposit in the Distribution Account are less than the Guaranteed Distribution for such Distribution Date, the Trustee shall give notice by telephone or telecopy of the amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m., New York time, on the second Business Day prior to such Distribution Date.

                  SECTION 4.04. Allocation of Realized Losses.

                  (a) As of the end of each Prepayment Period, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during such Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses, Special Hazard Losses or Extraordinary Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. As of the end of each Prepayment Period, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during such Prepayment Date; and
(ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee and the Certificate Insurer by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, following the Prepayment Period during which any such Realized Loss was incurred.

                  (b) All Realized Losses on the Mortgage Loans, other than Excess Special Hazard Losses, Excess Fraud Losses, Excess Extraordinary Losses and Excess Bankruptcy Losses on the Mortgage Loans shall be allocated on each Distribution Date as follows: first, to related Sub-Pool Net Monthly Excess Cashflow; second, to nonrelated Sub-Pool Net Monthly Excess Cashflow; third to the Class R-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and, fourth, to the related Class A Certificates. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Excess Extraordinary Losses will be allocated to the related Class A Certificates and the Class R-II Certificates on a PRO RATA basis. No allocations of Realized Losses pursuant to this Section 4.04 shall affect any liability of the Certificate Insurer with respect to such amounts under the Policy. Any allocation of Realized Losses to a Class A Certificate or a Class R-II Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         (c) All Realized Losses, Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses, Excess Extraordinary Losses allocated to any Class of REMIC II Regular Certificates on any Distribution Date are deemed first to have been allocated to the REMIC I Regular Interests with the same alphabetical and numerical designation. All Realized Losses, Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses, and Excess Extraordinary Losses with respect to the Mortgage Loans in Sub-Pool 1 and Sub-Pool 2 which are allocated to the Class R-II Certificates on any Distribution Date are deemed first to have been allocated to the REMIC I Regular Interest A1 or A2, respectively.

                  SECTION 4.05. Compliance with Withholding Requirements .

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. Pre-Funding Accounts.

                  (a) With respect to Sub-Pool 1 and Sub-Pool 2 and no later than the Closing Date, the Trustee shall establish and maintain one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Pre-Funding Account, Bankers Trust Company, as trustee for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and (B) Financial Security Assurance Inc." (the "Sub-Pool 1 Pre-Funding Account") and, with respect to Sub-Pool 2, "Sub-Pool 2 Pre-Funding Account, Bankers Trust Company, as trustee for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and (B) Financial Security Assurance Inc." (the "Sub-Pool 2 Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the related Pre-Funding Account and retain therein the Original PreFunded Amount with respect to the related Sub-Pool remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the related Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Accounts in Permitted Investments of the kind described in clause (vi) of the definition of Permitted Investments with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Depositor shall be the owner of the PreFunding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Sub-Pool 1 Pre-Funding Account and the Sub-Pool 2 Pre-Funding Account shall be transferred to the Sub-Pool 1 Interest Coverage Account and the Sub-Pool 2 Interest Coverage Account, respectively, on the Business Day immediately preceding each Distribution Date. The Master Servicer shall deposit in the related Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. Prior to the Distribution Date occurring on January 25, 1997 or any earlier Subsequent Transfer Date on which the entire balance of the Original Pre-Funded Amount with respect to the related Sub-Pool is applied to purchase Subsequent Mortgage Loans, the PreFunding Accounts will not be an asset of either REMIC I or REMIC II.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                         (i) On any Subsequent Transfer Date, the Trustee shall
                  withdraw from the related Pre-Funding Account an amount equal to 100% of the Scheduled Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the related Sub-Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.10 with respect to such transfer and assignment;

                        (ii) If the amounts on deposit in the related Pre-Funded
                  Account have not been reduced to zero during the Funding Period, on the Master Servicer Remittance Date immediately prior to the Distribution Date occurring on January 25, 1997, the Trustee shall deposit into the Distribution Account any amounts remaining in the related Pre-Funding Account for distribution to the related Class A Certificateholders pursuant to Section 4.01(a);

                       (iii) To withdraw any amount not required to be deposited
                  in the related Pre-Funding Account or deposited therein in error; and

                        (iv) To clear and terminate the related Pre-Funding
                  Account upon the earliest to occur of (A) the Distribution Date occurring on January 25, 1997, (B) the termination of this Agreement and (C) the termination of the related Sub-Pool, with any amounts remaining on deposit therein being paid to the Holders of the Residual Certificates.

                  SECTION 4.07. Interest Coverage Accounts.

                  (a) With respect to Sub-Pool 1 and Sub-Pool 2 and no later than the Closing Date, the Trustee shall establish and maintain one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Interest Coverage Account, Bankers Trust Company, as trustee for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and (B) Financial Security Assurance Inc." (the "Sub-Pool 1 Interest Coverage Account") and, with respect to Sub-Pool 2, "Sub-Pool 2 Interest Coverage Account, Bankers Trust Company, as trustee for (A) the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, and

(B) Financial Security Assurance Inc." (the "Sub-Pool 2 Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the related Interest Coverage Account and retain therein the related Interest Coverage Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the related Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time will any Interest Coverage Account be an asset of either REMIC I or REMIC II. All income and gain realized from investment of funds deposited in each Interest Coverage Account shall be for the sole and exclusive benefit of the Master Servicer and shall be remitted by the Trustee to the Master Servicer on the first Business Day following each Remittance Date. The Master Servicer shall deposit in the related Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) With respect to Sub-Pool 1 and Sub-Pool 2 and the Distribution Date occurring on January 25, 1997, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the Distribution Account an amount, as provided in the related Remittance Report, equal to (i) 30 days' interest on the related Original Pre-Funded Amount calculated at an annual rate equal to 7.00% with respect to Sub-Pool 1 and 5.98% with respect to Sub-Pool 2, minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans with respect to the related Sub-Pool during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period.

                  (d) With respect to Sub-Pool 1 and Sub-Pool 2 and on the date of conveyance of a Subsequent Mortgage Loan to the Trustee, excess funds on deposit in the related Interest Coverage Account in an amount equal to the product of (i) the Scheduled Principal Balance of such Subsequent Mortgage Loan and (ii) 7.00% with respect to Sub-Pool 1 and 5.98% with respect to Sub-Pool 2 and (iii) a fraction, the numerator of which is the number of days from the Subsequent Transfer Date to January 15, 1997 and the denominator of which is 360 days, shall be remitted immediately to the Depositor.

                  (e) With respect to Sub-Pool 1 and Sub-Pool 2 and upon the earlier of (i) the Distribution Date occurring on January 25, 1997, (ii) the reduction of the Certificate Principal Balance of the Class A1 Certificates or the Class A2 Certificates, as applicable, to zero, (iii) the termination of this Agreement in accordance with Section 10.01, (iv) the date of the conveyance of the last Subsequent Mortgage Loan to the Trustee, as set forth in a written letter of instruction by the Servicer to the Trustee, or (v) termination of the related Sub-Pool, any amount remaining on deposit in the related Interest Coverage Account after distributions pursuant to paragraphs (c) and (d) above shall be withdrawn by the Trustee and paid to the Depositor.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The REMIC I Regular Interests and the Class R-I Certificates will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I. The REMIC II Regular Certificates in the aggregate will represent the entire beneficial ownership interest in the REMIC I Regular Interests and all other assets included in REMIC
II. At the Closing Date, the aggregate Certificate Principal Balance of the Class A Certificates will equal the aggregate Scheduled Principal Balance of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date and the Original Pre-Funded Amounts.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 and A-4. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  The Trustee, the Master Servicer, the Depositor and the Certificate Insurer may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial ownership that was represented by a BookEntry Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.11 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the

Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Residual Certificate is to be made without registration or qualification, the Trustee shall each require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in its capacity as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither the Depositor nor the Trustee is obligated to register or qualify the Residual Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Residual Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee, the Master Servicer and the Certificate Insurer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee, the Master Servicer and the Certificate Insurer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with Plan Assets may provide a certification in the form of Exhibit G to this Agreement, which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan

Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.


                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit F-2) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement (in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                        (ii) The Trustee will register the Transfer of any
                  Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                       (iii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                  a holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause
                  (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                        (iv) The Master Servicer shall make available or cause
                  to be made available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                         (v) The provisions of this Section 5.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause either REMIC I or REMIC II to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate

Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section
8.11. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trustee in accordance with its customary procedures.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in REMIC I or REMIC II created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Residual Certificate to an Independent third party, the Depositor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Residual Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Residual Certificate, the private placement memorandum or other disclosure document relating to the Residual Certificates, in the form most recently provided to the Trustee; and
(ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 11.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor
                                or the Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional servicer for FNMA or FHLMC in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that the Rating Agencies' ratings and shadow ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  SECTION 6.03. Limitation on Liability of the Depositor,
                                the Master Servicer and Others.

                  None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Certificate Insurer prior to a Certificate Insurer Default or without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights after a Certificate Insurer Default, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or



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                                      -110-

subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 6.05. Rights of the Depositor in Respect of the
                                Master Servicer.

                  The Master Servicer shall afford (and shall insure that each Sub-Servicer afford) the Depositor, the Trustee and the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such SubServicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the Trustee and the Certificate Insurer its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor, the Trustee and the Certificate Insurer shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Certificate Insurer or the Trust Fund, and in either case, the Depositor, the Certificate Insurer or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.



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                                      -111-

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                         (i) any failure by the Master Servicer to remit to the
                  Trustee for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to
                  Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Certificate Insurer or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                        (ii) any failure on the part of the Master Servicer duly
                  to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in
                  Section 2.05, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Certificate Insurer or the Trustee, or to the Master Servicer, the Depositor, the Certificate Insurer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                       (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                        (iv) the Master Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                         (v) the Master Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                        (vi) any failure of the Master Servicer to make any P&I
                  Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

Subject to Article IX, if a Master Servicer Event of Default described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor, the Certificate Insurer or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor and the Certificate Insurer if given by the Trustee or to the Trustee if given by the Depositor or the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Subject to Article IX, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer, the Certificate Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or the Policy or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account, the Expense Account, the Policy Payments Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on March 31, 1997, which term shall be extendable by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to Article X. Each such notice of extension (a "Master Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Trustee agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee will within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer and the Master Servicer. The failure of the Certificate Insurer to deliver a Master Servicer Extension Notice by the end of a calendar term shall result in the termination of the Master Servicer. If the term of the Master Servicer shall expire without the Certificate Insurer having delivered to the Master Servicer a Master Servicer Extension Notice, but the Master Servicer shall continue without objection from the Trustee or the Certificate Insurer to perform the functions of servicer hereunder (and in the absence of ground for termination under any agreement referred to in Section 7.04), the Master Servicer shall be entitled to receive a prorated portion of the Servicing Fee specified hereunder for the time during which it shall so act; PROVIDED, that it is understood and agreed that the foregoing provision for payment of the prorated Servicing Fee is intended solely to avoid unjust enrichment of the Trust Fund and does not contemplate or give rise to any implicit renewal of the Master Servicer's term. The foregoing provisions of this paragraph shall not apply to the Trustee in the event the Trustee succeeds to the rights and obligations of the Master Servicer and the Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to Article X or the appointment of a successor master servicer.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination or the Master Servicer's term is not extended pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Certificate Insurer or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, with the consent of the Certificate Insurer, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and the Certificate Insurer and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor and the Certificate Insurer, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Depositor, the Trustee and the successor Master Servicer; provided, however, that no such fee shall exceed the Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Depositor and the Certificate Insurer, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing; provided, however, that any successor Master Servicer must be acceptable to the Certificate Insurer, and that pending appointment of an acceptable Master Servicer, the Trustee shall act as Master Servicer as provided above. The Trustee, upon receipt of the purchase price from the successor Master Servicer in respect of such sale, transfer and assignment, shall deduct from such purchase price the costs and expenses of any public announcement and any fees, costs and expenses reasonably incurred by the Trustee in connection with such sale, transfer and assignment of the servicing rights and responsibilities. After such deductions, the remainder of such sum shall be paid by the Trustee to the predecessor Master Servicer.


                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under
Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 7.04. Waiver of Master Servicer Events of
                                Default.

                  Subject to Article IX, the Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder, with the written consent of the Certificate Insurer, may waive such default or Master Servicer Event of Default; PROVIDED, HOWEVER, that a default or Master Servicer Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates with the written consent of the Certificate Insurer. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the Certificate Insurer.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (i) Prior to the occurrence of a Master Servicer Event
                  of Default, and after the curing of all such Master Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                        (ii) The Trustee shall not be personally liable for an
                  error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                         (i) The Trustee may request and rely upon and shall be
                  protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                        (ii) The Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                       (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                        (iv) The Trustee shall not be personally liable for any
                  action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                         (v) Prior to the occurrence of a Master Servicer Event
                  of Default hereunder and after the curing of all Master Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders or the Certificate Insurer, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the Certificate Insurer as a condition to taking any such action;

                        (vi) The Trustee may execute any of the trusts or powers
                  hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                       (vii) The Trustee shall not be personally liable for any
                  loss resulting from the investment of funds held in the Collection Account at the direction of the Master Servicer pursuant to Section 3.12.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee Not Liable for Certificates or
                                Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Depositor shall pay such fees. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from any breach by the Master Servicer of its obligations in connection with this Agreement or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Master Servicer of its obligations in connection with this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the related Trust Fund therefor.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Certificate Insurer, the Master Servicer and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall, with the written consent of the Certificate Insurer, promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee



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                                      -121-

and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer, and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Depositor.

                  The Certificate Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights, with the written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default has occurred and is continuing, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Office or Agency.

                  The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

                  SECTION 8.12. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer, the Depositor and the Certificate Insurer, as of the Closing Date, that:

                  (i) The Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                                   ARTICLE IX

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

                  SECTION 9.01. Rights of the Certificate Insurer To
                                Exercise Rights of Class A Certificateholders.

                  Each of the Depositor, the Master Servicer and the Trustee, and, by accepting its Certificate, each Class A Certificateholder, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders under this Agreement (except as provided in clause (i) of the second paragraph of Section 12.01) without any further consent of the Class A Certificateholders, including, without limitation:

                  (a) the right to direct foreclosures upon Mortgage Loans upon failure of the Master Servicer to do so;

                  (b) the right to require the Seller or the Depositor to repurchase or substitute for Mortgage Loans pursuant to Section 2.03;

                  (c) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 7.01;

                  (d) the right to direct the actions of the Trustee during the continuance of a Master Servicer Event of Default pursuant to Sections
         7.01 and 7.02;

                  (e) the right to consent to or direct any waivers of Master Servicer Events of Default pursuant to Section 7.04;

                  (f) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v); and

                  (g) the right to remove the Trustee pursuant to Section 8.07 hereof.

                  In addition, each Class A Certificateholder agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Class A Certificateholders only with the prior written consent of the Certificate Insurer.

                  SECTION 9.02. Trustee To Act Solely with Consent of the
                                Certificate Insurer.

                  Unless a Certificate Insurer Default has occurred and is continuing, the Trustee shall not:

                  (a) agree to any amendment pursuant to Section 12.01; or

                  (b) undertake any litigation pursuant to Section 8.02(a)(iii);

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld.

                  SECTION 9.03. Trust Fund and Accounts Held for Benefit
                                of the Certificate Insurer.

                  The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

                  The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Sections 3.01 and 3.10) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, the Master Servicer shall not terminate any Sub-Servicing Agreements without cause without the prior consent of the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Certificate Insurer.

                  SECTION 9.04. Claims Upon the Policy; Policy Payments
                                Account.

                  (a) If, by the close of business on the third Business Day prior to a Distribution Date, the Trustee determines that a Deficiency Amount for any Distribution Date is greater than zero, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such Deficiency Amount. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m. New York time on the second Business Day prior to such Distribution Date. Following Receipt (as defined in the Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

                  (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A Certificates of the Guaranteed Distribution for which a claim was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates in accordance with
Section 4.01(b) or Section 10.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates and Residual Certificates pursuant to
Section 4.02. Funds held in the Policy Payments Account shall not be invested.

                  On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Distribution on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to Section 4.01(b) or Section 10.01, as applicable, directly to the payment in full of the Guaranteed Distribution due on the Class A Certificates. Funds received by the Trustee as a result of any claim under the Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

                  (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                  (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any Guaranteed Distribution made with respect to the Class A Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Master Servicer and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  SECTION 9.05 Effect of Payments by the Certificate Insurer; Subrogation.

                  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Class A Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Certificates within the meaning of Section 4.01. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

                  The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  SECTION 9.06. Notices to the Certificate Insurer.

                  All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer.

                  SECTION 9.07. Third-Party Beneficiary.

                  The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

                  SECTION 9.08. Trustee to Hold the Policy.

                  The Trustee will hold the Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Policy nor the amounts paid on the Policy will constitute part of the Trust Fund or assets of REMIC I or REMIC II created by this Agreement. Each Holder of Class A

Certificates, by accepting its Class A Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Policy.

                  SECTION 9.09. Termination of the Master Servicer.

                  Notwithstanding anything in this Agreement, the Certificate Insurer may terminate the Master Servicer at such time as is permitted under any separate agreements among the Certificate Insurer, the Master Servicer and the Trustee, so long as no Certificate Insurer Default has occurred and is continuing.

                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01. Termination Upon Repurchase or
                                 Liquidation of All Mortgage Loans.

                  (a) Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in the REMIC I at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion) and (B) the aggregate fair market value of all of the assets of the Trust Fund (as determined by such the Terminator, the Certificate Insurer (to the extent the Certificate Insurer is not the Terminator) and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 10.01) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  (b) The Majority Class R Certificateholder shall have the right and, to the extent the Majority Class R Certificateholder fails to exercise such right, the Certificate Insurer shall have the right and, to the extent neither the Majority Class R Certificateholder nor the Certificate Insurer exercises such right, the Master Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in REMIC I at the time of such election and (B) any amounts on deposit in the Pre-Funding Accounts, is reduced to less than 10%, in the event the Majority Class R Certificateholder is the Terminator, or 5%, in the event either the Certificate Insurer or the Master Servicer is the Terminator, of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in REMIC I as of the Cut-off Date and the related Original PreFunded Amounts.

                  (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Certificate Insurer mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trustee by a Servicing Officer (a copy of which certification shall be delivered to the Certificate Insurer) of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section
10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining related non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Master Servicer shall be held in an Eligible Account and the Master Servicer may direct any depository institution maintaining such account to invest the funds in one or more Permitted Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Master Servicer shall be for the benefit of the Master Servicer; provided, however, that the Master Servicer shall deposit in such account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 10.02. Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund (and, accordingly, REMIC I and REMIC
II) shall be terminated in accordance with the following additional requirements:

                         (i) The Master Servicer shall specify the first day in
                  the 90-day liquidation period in a statement attached to the Trust Fund's final Tax Return for each REMIC I and REMIC II pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under
                  Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                        (ii) During such 90-day liquidation period and, at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash; and

                       (iii) At the time of the making of the final payment on
                  the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund and each of REMIC I and REMIC II shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Master Servicer without the right of reimbursement from the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of a Trust Fund pursuant to this Section 10.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Master Servicer to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                  SECTION 10.03. Optional Retirement of Certificates.

                  On any Distribution Date on which the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in either Sub-Pool at the time of such election and (B) any amounts on deposit in the related Pre-Funding Account, is reduced to less than 10%, in the event the Majority Class R Certificateholder is the Terminator, or 5%, in the event either the Certificate Insurer or the Master Servicer is the Terminator, of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount, the Terminator shall have the right, at its option, to retire the related Class of Class A Certificates at a price equal to the outstanding Certificate Principal Balance thereof plus all accrued and unpaid interest thereon (including any Basis Risk Shortfall or Unpaid Basis Risk Shortfall); provided that if amounts paid by the Terminator in respect of Basis Risk Shortfall or Unpaid Basis Risk Shortfall would not be paid to the holder of the related Class A Certificates due to the priorities of Section 4.01(a), then the price paid by the Terminator shall not include Basis Risk Shortfall and Unpaid Basis Risk Shortfall and amounts payable in respect thereof shall be paid pursuant to
Section 4.01 as amounts are received in respect of the remaining Mortgage Loans and REO Properties. The retirement of the related Class of Class A Certificates shall be funded by purchasing Mortgage Loans and REO Properties from the related Sub-Pool in an amount sufficient to fund such retirement, at a price equal to the greater of (A) the aggregate Purchase Price of the Mortgage Loans included in the related Sub-Pool, plus the appraised value of each REO Property, if any, included in such Sub-Pool, that are so purchased, with such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion) and (B) the aggregate fair market value (as determined by the Terminator, or the Certificate Insurer (if the Certificate Insurer is not the Terminator)) and the Trustee) of all of the assets of such Sub-Pool that are so purchased, determined as of the close of business on the third Business Day next preceding the date upon which notice of any such retirement is furnished to Certificateholders pursuant to Section 10.01. The proceeds of such purchase shall be used to redeem a principal amount of the related REMIC I Regular Interest equal to the Stated Principal Balance of the Mortgage Loans and REO Properties purchased. The provisions of Section 10.01(c) and 10.01(d) shall apply to this Section 10.03.

                                   ARTICLE XI

                                REMIC PROVISIONS

                  SECTION 11.01. REMIC Administration.

                  (a) The Master Servicer shall elect or cause such election to be made to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the REMIC I Regular Interests shall be designated as the "regular interests" in respect of REMIC I and the Class R-I shall be designated as the single class of "residual interests" in REMIC I. The Class A Certificates shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the single class of "residual interests" in REMIC II. The Depositor, the Master Servicer or Trustee shall not create or permit the creation of any other "interests" in REMIC I or REMIC II (within the meaning of Section 860G of the Code).

                  (b) The Closing Date is hereby designated as the "Startup Day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Master Servicer shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of REMIC I and REMIC II (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to REMIC I and REMIC II that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Master Servicer, as agent for the tax matters person for REMIC I and REMIC II, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving REMIC I and REMIC II and
(ii) represent the REMIC I and REMIC II in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-IT, as the tax matters person of REMIC I and REMIC II. By their acceptance thereof, the holder of the largest Percentage Interest of each Class of Residual Certificates hereby agrees to irrevocably appoint the Master Servicer or an Affiliate as its agent to perform all of the duties of the tax matters person for REMIC I and REMIC II.

                  (d) The Master Servicer shall prepare or caused to be prepared and file and the Trustee shall sign all of the Tax Returns in respect of REMIC I and REMIC II created hereunder. The expenses of preparing and filing such returns shall be borne by the Master Servicer without any right of reimbursement therefor. The Trustee shall provide on a timely basis to the Master Servicer or its designee such information with respect to the assets of

REMIC I and REMIC II as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Master Servicer shall perform or caused to be performed on behalf of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I and REMIC II. In addition, the Depositor shall provide or cause to be provided to the Master Servicer, within ten (10) days after the Closing Date, all information or data that the Master Servicer reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) Each party hereto shall take such action and shall cause each of REMIC I and REMIC II created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). No party hereto shall not take any action within the express scope of its duties hereunder, cause REMIC I or REMIC II to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II as a REMIC or (ii) result in the imposition of a tax upon either REMIC I or REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee and the Certificate Insurer (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II or the assets of each of them, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I and REMIC II, and the Master Servicer shall not take any such action or cause either REMIC I or REMIC II to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee or the Master Servicer will ensure that substantially all of the assets of REMIC I and REMIC II created hereunder will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within such party's control and not otherwise inconsistent with the terms of this Agreement.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Master Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article XI, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 1997, the Master Servicer shall deliver to the Trustee and each Rating Agency a Certificate from a Responsible Officer of the Master Servicer stating the Master Servicer's compliance with this Article XI.

                  (i) The Master Servicer shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to either REMIC I or REMIC II other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 11.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for either REMIC I or REMIC II (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to REMIC I or REMIC II after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Certificate Insurer and the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC I or REMIC II as a REMIC or (b) cause REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 11.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Certificate Insurer or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this
Article XI.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Certificate Insurer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Certificate Insurer or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in
Article III or this Article XI.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01. Amendment.

                   This Agreement may be amended with the consent of the Certificate Insurer from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein, or
(iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

                   This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Certificate Insurer and the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any such amendment pursuant to the first paragraph of this Section 12.01 shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if such change is required by the Certificate Insurer, so long as no Certificate Insurer Default has occurred and is continuing, and the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating or any shadow rating of the affected Certificates.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the Certificate Insurer.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 12.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 12.03. Limitation on Rights of
                                 Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 12.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, Seven World Trade Center, New York, New York 10048,
Attention: Mortgage Finance Group (telecopy number (212) 783-3895), or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Certificate Insurer and the Trustee in writing by the Depositor,
(b) in the case of the Master Servicer, 2020 East First Street, Suite 120, Santa Ana, California 92705, Attention: Ms. Fabiola Camperi (telecopy number: (714) 558-3822), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer,
(c) in the case of the Trustee, 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: Salomon Brothers Mortgage Securities VII, Inc., Series 1996-8 (telecopy number (714) 253-7577), or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee and (d) in the Case of the Certificate Insurer, Financial

Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention:
Surveillance Department (telecopy number (212) 339-3518 or (212) 339-3529) or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Master Servicer in writing by the Certificate Insurer. In each case in which a notice or other communication to the Certificate Insurer refers to a Master Servicer Event of Default or a claim under the Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel and the HeadFinancial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED." Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 12.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.07. Notice to Rating Agencies and Certificate
                                 Insurer.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6. Any change in the location of the Collection Account or the Distribution Account;

                  7. Any event that would result in the inability of the Trustee to make advances regarding delinquent Mortgage Loans; and

                  8. Any Certificate Insurer Default that has not been cured; and

                  9. The filing of any claim under any Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

                  In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                  1.       Each annual statement as to compliance described in
                           Section 3.20; and

                  2. Each annual independent public accountants' servicing report described in Section 3.21.

                  Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and to Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 12.08. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                   SALOMON BROTHERS MORTGAGE
                                   SECURITIES VII, INC.,
                                   as Depositor

                                   By:      /s/ Vincent J. Varca
                                      -----------------------------
                                   Name:    Vincent J. Varca
                                   Title:   Assistant Vice President



                                   OPTION ONE MORTGAGE CORPORATION
                                   as Master Servicer


                                    By:      /s/ William L. O'Neill
                                       -------------------------------
                                    Name:    William L. O'Neill
                                    Title:   Senior Vice President



                                    BANKERS TRUST COMPANY
                                    as Trustee


                                    By:      /s/ Jennifer Cunningham
                                       --------------------------------
                                    Name:    Jennifer Cunningham
                                    Title:   Assistant Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )



                  On the 19th day of December 1996, before me, a notary public in and for said State, personally appeared Vincent J. Varca, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             _______________________________
                                                     Notary Public

[Notarial Seal]

STATE OF CALIFORNIA   )
                      ) ss.:
COUNTY OF ORANGE      )



                  On the 19th day of December 1996, before me, a notary public in and for said State, personally appeared William L. O'Neill, known to me to be a Senior Vice President of Option One Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ________________________________
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )



                  On the 19th day of December 1996, before me, a notary public in and for said State, personally appeared Jennifer Cunningham, known to me to be a Vice President of Bankers Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             ________________________________
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS A1 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 1996-8, Class A1                     Aggregate Certificate Principal
                                            Balance of the Class A1 Certificates
Pass-Through Rate:  _____% per annum        as of the Issue Date:
                                            $_________________
Date of Pooling and Servicing Agreement
and Cut-off Date:  December 1, 1996         Denomination: $______________

First Distribution Date: January 27, 1996   Master Servicer: Option One Mortgage
                                            Corporation
No. __
                                            Trustee: Bankers Trust Company

                                            Issue Date: December 19, 1996

                                            CUSIP: 79548K __ _


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

              ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A1 Certificates) in that certain beneficial ownership interest evidenced by all the Class A1 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A1 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal the fixed rate per annum set forth on this Certificate; provided, however, that the Pass-Through Rate of this Certificate will be increased to 7.50% per annum, subject to available interest, for each Distribution Date occurring after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Sub-Pool 1 is reduced to less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Sub-Pool 1 Loans as of the Cut-off Date and the SubPool 1 Original Pre-Funded Amount.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Fixed Rate and Floating Rate Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A1 Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Class A1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Pool and such properties remaining in the Trust Fund at the time of purchase is reduced to less than 10% (in the event the majority holder of the Residual Certificates exercises such option) or 5% (in the event the Master Servicer or the Insurer exercises such option) of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 19, 1996

                                   BANKERS TRUST COMPANY
                                   as Trustee


                                   By:___________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A1 Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY
                                   as Certificate Registrar


                                   By:___________________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common         UNIF GIFT MIN ACT - CUSTODIAN
                                                              -------------
                                                             (Cust)  (Minor)
     TEN ENT - as tenants by the entireties                  under Uniform Gifts
                                                             to Minors Act
     JT TEN  - as joint tenants with right                   _________________
               if survivorship and not as                         (State)
               tenants in common

     Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Fixed Rate and Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:


                                   ___________________________________
                                   Signature by or on behalf of assignor




                                   ___________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to ____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to _____________________________________.
This information is provided by _______________________________________________, the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-2
                                   -----------

                          FORM OF CLASS A2 CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 1996-8, Class A2                     Aggregate Certificate Principal
                                            Balance of the Class A2 Certificates
Variable Pass-Through Rate                  as of the Issue Date:
                                            $_________________
Date of Pooling and Servicing Agreement
and Cut-off Date:  December 1, 1996         Denomination: $_____________

First Distribution Date: January 27, 1996   Master Servicer: Option One Mortgage
                                            Corporation
No. ___
                                            Trustee: Bankers Trust Company

                                            Issue Date: December 19, 1996

                                            CUSIP: 79548K __ _


         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

              ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A2 Certificates) in that certain beneficial ownership interest evidenced by all the Class A2 Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A2 Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the One-Month LIBOR plus 0.23%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans in Sub-Pool 2 is reduced to less than 10% of the sum of the aggregate Stated Principal Balance of the Initial Sub-Pool 2 Loans as of the Cut-off Date and the SubPool 2 Original Pre-Funded Amount, or One-Month LIBOR plus 1.23% per annum, in the case of any Distribution Date thereafter, and (ii) the Sub-Pool 2 Available Funds PassThrough Rate for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Fixed Rate and Floating Rate Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A2 Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Class A2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Pool and such properties remaining in the Trust Fund at the time of purchase is reduced to less than 10% (in the event the majority holder of the Residual Certificates exercises such option) or 5% (in the event the Master Servicer or the Insurer exercises such option) of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 19, 1996

                                   BANKERS TRUST COMPANY
                                   as Trustee


                                   By:___________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A2 Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY
                                   as Certificate Registrar


                                   By:____________________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                              -------------
                                                             (Cust)  (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                             to Minors Act
   JT TEN  - as joint tenants with right                     _________________
             if survivorship and not as                           (State)
             tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Fixed Rate and Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:


                                   ________________________________________
                                   Signature by or on behalf of assignor




                                   ________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-3

                          FORM OF CLASS R-I CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-
         UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CLASS R-I CERTIFICATE IS SUBORDINATE TO THE CLASS A1 AND THE CLASS A2 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CLASS R-I CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CLASS R-I CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX

         IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-I CERTIFICATE.


Series 1996-8, Class R-I                    Aggregate Certificate Principal
                                            Balance of the Class R-I
Date of Pooling and Servicing Agreement     Certificates as of the Issue Date:
and Cut-off Date:  December 1, 1996         $____

First Distribution Date: January 27, 1996   Master Servicer: Option One Mortgage
                                            Corporation
No. ___
                                            Trustee: Bankers Trust Company
Percentage Interest:  ____%
                                            Issue Date: December 19, 1996

              ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-I Certificates) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in REMIC I created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-I Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-I Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R-I Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Fixed Rate and Floating Rate Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

                  The Class R-I Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Trustee and the Certificate Registrar the facts surrounding the transfer, or (ii) that the Trustee and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with Plan Assets of a Plan may provide a certification in the form of Exhibit G to the Agreement, which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of this Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section
5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Pool and such properties remaining in the Trust Fund at the time of purchase is reduced to less than 10% (in the event the majority holder of the Residual Certificates exercises such option) or 5% (in the event the Master Servicer or the Insurer exercises such option) of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 19, 1996

                                   BANKERS TRUST COMPANY
                                   as Trustee


                                   By:____________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY
                                   as Certificate Registrar


                                   By:____________________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                              -------------
                                                             (Cust)  (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                             to Minors Act
   JT TEN  - as joint tenants with right                     _________________
             if survivorship and not as                           (State)
             tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Fixed Rate and Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:


                                   ________________________________________
                                   Signature by or on behalf of assignor




                                   ________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by , the assignee named above, or ________________________________________, as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS R-II CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-
         UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CLASS R-II CERTIFICATE IS SUBORDINATE TO THE CLASS A1 AND THE CLASS A2 CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CLASS R-II CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS CONSTITUTING THE AVAILABLE DISTRIBUTION AMOUNT UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CLASS R-II CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING,
         (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX

         IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R-II CERTIFICATE.


Series 1996-8, Class R-II                   Aggregate Certificate Principal
                                            Balance of the Class R-II
Date of Pooling and Servicing Agreement     Certificates as of the Issue Date:
and Cut-off Date:  December 1, 1996         $____

First Distribution Date: January 27, 1996   Master Servicer: Option One Mortgage
                                            Corporation
No. ___
                                            Trustee: Bankers Trust Company
Percentage Interest:  ____%
                                            Issue Date: December 19, 1996

              ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-II Certificates) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-II Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R-II Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class R-II Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Asset-Backed Fixed Rate and Floating Rate Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

                  The Class R-II Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Certificate Insurer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates but with the consent of the Certificate Insurer.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require, in order to assure compliance with such laws, either (i) that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each execute a representation letter in the form described by the Agreement certifying to the Trustee and the Certificate Registrar the facts surrounding the transfer, or (ii) that the Trustee and the Certificate Registrar shall require an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Depositor, the Trustee or the Certificate Registrar, in their respective capacities as such. None of the Depositor, the Certificate Registrar nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and any Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of this Certificate is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Certificate Insurer. In lieu of such Opinion of Counsel, a Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with Plan Assets of a Plan may provide a certification in the form of Exhibit G to the Agreement, which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of this Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section
5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other

Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Insurer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Pool and such properties remaining in the Trust Fund at the time of purchase is reduced to less than 10% (in the event the majority holder of the Residual Certificates exercises such option) or 5% (in the event the Master Servicer or the Insurer exercises such option) of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in such Sub-Pool as of the Cut-off Date and the related Original Pre-Funded Amount.

                  The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 19, 1996

                                   BANKERS TRUST COMPANY
                                   as Trustee


                                   By:____________________________________
                                                     Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                   BANKERS TRUST COMPANY
                                   as Certificate Registrar


                                   By:_____________________________________
                                                     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common         UNIF GIFT MIN ACT -   CUSTODIAN
                                                              -------------
                                                             (Cust)  (Minor)
   TEN ENT - as tenants by the entireties                    under Uniform Gifts
                                                             to Minors Act
   JT TEN  - as joint tenants with right                     _________________
             if survivorship and not as                           (State)
             tenants in common

                      Additional abbreviations may also be used though not in the above list.



                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset-Backed Fixed Rate and Floating Rate Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
_______________________________________________________________________________.

Dated:


                                   ________________________________________
                                   Signature by or on behalf of assignor




                                   ________________________________________
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to__________________________________________________
________________________________________________________________________________
for the account of _______________________________, account number ____________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by , the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT B
                                    ---------


                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY


Trust:               As described in Endorsement No. 1
Certificates:        $275,000,000 Salomon Brothers Mortgage Securities VII,
                     Inc., Asset-Backed Fixed Rate and Floating Rate
                     Certificates, Series 1996-8, Class A1 and Class A2
Policy No.:          50544-N
Date of Issuance:    12/19/96


         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                   FINANCIAL SECURITY ASSURANCE INC.



                                   By__________________________________
                                              AUTHORIZED OFFICER


A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                        (212) 826-0100

Form 101NY (5/89)

                              ENDORSEMENT NO. 1 TO
                       FINANCIAL GUARANTY INSURANCE POLICY


FINANCIAL SECURITY ASSURANCE INC.

TRUST: Established pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996 among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, Option One Mortgage Corporation, as Master Servicer, and Bankers Trust Company, as Trustee

CERTIFICATES:   $275,000,000 Salomon Brothers Mortgage Securities VII, Inc.,
                Asset- Backed Fixed Rate and Floating Rate Certificates, Series
                1996-8, Class A1 and Class A2

POLICY NO.:  50544-N

DATE OF ISSUANCE:  December 19, 1996


         1. DEFINITIONS. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "BUSINESS DAY" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         "FINAL DISTRIBUTION DATE" means the Distribution Date coinciding with or following a purchase by the Terminator in accordance with the terms of clause
(i) of the first paragraph of Section 10.01 of the Pooling and Servicing Agreement.

         "GUARANTEED DISTRIBUTIONS" means, with respect to each Distribution Date, the distribution to be made to the Holders of the Certificates on such Distribution Date, in an aggregate amount equal to the sum of (i) the Accrued Certificate Interest on the Certificates (which is net of the amount of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act), (ii) the principal portion of any Realized Losses allocated to the Certificates and, without duplication, the excess, if any, of (a) the aggregate Certificate Principal Balance of all of the Class A Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) if (but only if) such Distribution Date is the earlier of the Maturity Date or the Final Distribution Date for the Certificates, the outstanding Certificate Principal Balance of the Certificates of such Class (without duplication of amounts included pursuant to clause (ii)), in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement which has not been consented to by Financial Security. Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of, Basis Risk Shortfalls, Unpaid

Basis Risk Shortfalls or any taxes, withholding or other charge imposed by any governmental authority.

         "POLICY" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of December 1, 1996 among Salomon Brothers Mortgage Securities VII, Inc., Option One Mortgage Corporation, and Bankers Trust Company.

         "RECEIPT" and "RECEIVED" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         "TERM OF THIS POLICY" means the period from and including the Date of Issuance to and including the date on which (i) the Certificate Principal Balance of all of the Certificates is zero, (ii) any period during which any payment on the Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and
(ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         "TRUSTEE" means Bankers Trust Company, in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

         2. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF GUARANTEED DISTRIBUTIONS. Following Receipt by Financial Security of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Certificate Insurance Payments Account established pursuant to the Pooling and Servicing Agreement or, if no such Certificate Insurance Payments Account has been established, to the Trustee.

         Financial Security shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions whether or not any notice and certificate shall have been Received by Financial Security as provided above. Guaranteed Distributions insured hereunder shall not include interest, in respect of principal paid hereunder on an accelerated basis, accruing from after the date of payment of such principal. Financial Security's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trustee.

         3. NOTICES AND CONDITIONS TO PAYMENT IN RESPECT OF SCHEDULED PAYMENTS AVOIDED AS PREFERENCE PAYMENTS. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amounts out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following receipt by Financial Security from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the Holder is required to return principal of or interest paid on the Certificates during the Term of this Policy because such payments were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security, and provided to the Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trustee that such items were to be delivered on such date and such date wass specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not the Trustee or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator or debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 9.04(d) and Section
9.05 of the Pooling and Servicing Agreement.

         4. GOVERNING LAW. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. FISCAL AGENT. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee,
(i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. WAIVER OF DEFENSES. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the Express Provisions of this Policy.

         7. NOTICES. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                   Financial Security Assurance Inc.
                   350 Park Avenue
                   New York, NY 10022
                   Attention:  Senior Vice President
                                      - Surveillance
                   Re: Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed and Floating Rate Certificates, Series 1996-3
                   Telecopy No.:  (212) 339-3518
                   Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

         8. PRIORITIES. In the event any term or provisions of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. EXCLUSIONS FROM INSURANCE GUARANTY FUNDS. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. SURRENDER OF POLICY. The Holder shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                   FINANCIAL SECURITY ASSURANCE INC.

                                   By:___________________________________
                                                     Authorized Officer

                                                                       Exhibit A
                                                                To Endorsement 1


                         NOTICE OF CLAIM AND CERTIFICATE
                         -------------------------------



Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

         The undersigned, a duly authorized officer of The Bank of New York (the "Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50544-N dated December 19, 1996 (the "Policy") issued by Financial Security in respect of the Salomon Brothers Mortgage Securities VII, Inc., Asset Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class A1 and Class A2 (the "Certificates"), that:

                  (i) The Trustee is the Trustee under the Pooling and Servicing Agreement for the Holders.

                  (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Certificate Account and available for distribution to the Holders of the Guaranteed Distributions pursuant to the Pooling and Servicing Agreement will be $____________ (the "Shortfall") less than the Guaranteed Distributions with respect to the Remittance Date occurring on ________________________.

                  (iii) The Trustee is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

                  (iv) The Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (b) not apply such funds for any other purpose;
         (c) not commingle such funds with other funds held by the Trustee and
         (d) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered for such payment, shall stamp on each such Certificate the legend "$[INSERT APPLICABLE AMOUNT] paid by Financial Security and the balance hereof has been canceled and reissued" and then shall deliver such Certificate to Financial Security.

                  (v) The Trustee, on behalf of the Holders, hereby assigns to Financial Security the rights of the Holders with respect to the Certificates to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Certificates. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                  (vi) The Trustee, on its behalf and on behalf of the Holders, hereby appoints Financial Security as agent and attorney-in-fact for the Trustee and each such Holder in any legal proceeding with respect to the Certificates. The Trustee hereby agrees that, so long as a Financial Security Default (as defined in the Pooling and Servicing Agreement) shall not exist, Financial Security may at any time during the continuation of any proceeding by or against the Depositor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding. In addition, the Trustee hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee, and each Holder in the conduct of any Insolvency Proceeding, including, without limitation all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                  (vii) Payment should be made by wire transfer directed to Policy Payments Account.

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the ______ day of _________________, _____.


                                   _____________________________________




                                   By:__________________________________
                                   Title:_______________________________




--------------------------------------------------

For Financial Security or Fiscal Agent Use Only

Wire transfer sent on ___________________ by ___________________________

Confirmation Number _________________________________________________

                                   EXHIBIT C-1
                                   -----------


                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                                              [Date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
___________________________
___________________________

            Re: Pooling and Servicing Agreement, dated as of December 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Option One Mortgage Corporation and Bankers Trust Company Asset-backed Fixed Rate and Floating Rate Certificates, Series 1996-8
                 --------------------------------------------------------

Ladies and Gentlemen:

         Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section
2.01 of the Pooling and Servicing Agreement.

                                   BANKERS TRUST COMPANY


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                   EXHIBIT C-2
                                   -----------

                     FORM OF TRUSTEE'S INTERIM CERTIFICATION


                                                  [Date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
______________________________
______________________________

            Re: Pooling and Servicing Agreement, dated as of December 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Option One Mortgage Corporation and Bankers Trust Company Asset-backed Fixed Rate And Floating Rate Certificates, Series 1996-8
                 --------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that subject to the exceptions noted on the attached report as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the preliminary exception report as not covered by this certification), it has reviewed the Mortgage File and determined that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii), (vi), (x)(A), (xi), (xii), (xv), (xvii), (xviii) and (xx) through (xxiii) and (xxv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

                                   BANKERS TRUST COMPANY


                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

                                   EXHIBIT C-3
                                   -----------


                       FORM OF TRUSTEE FINAL CERTIFICATION


                                               [Date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

[Master Servicer]
______________________________
______________________________



            Re: Pooling and Servicing Agreement, dated as of December 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc., Option One Mortgage Corporation and Bankers Trust Company Asset-backed Fixed Rate And Floating Rate Certificates, Series 1996-8
                 --------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                (i) the original recorded Mortgage, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost; and

               (ii) an original recorded Assignment of the Mortgage to the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost;

              (iii) the original lender's title insurance policy; and

               (iv) the original Primary Insurance Policy for each Mortgage Loan indicated on the Mortgage Loan Schedule as having a Loan-to-Value Ratio at origination in excess of 80%.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                   BANKERS TRUST COMPANY


                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________

                                    EXHIBIT D
                                    ---------


                    Form of Mortgage Loan Purchase Agreement

                  This is a Mortgage Loan Purchase Agreement (this "Agreement"), dated December 17, 1996, between Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser") and Option One Mortgage Corporation, a California corporation (the "Seller").

                              PRELIMINARY STATEMENT

                  The Seller intends to sell the Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund will be evidenced by a single series of asset-backed floating rate certificates designated as Series 1996-8 (the "Certificates"). The Certificates will consist of four classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, the Seller as master servicer (in such capacity, the "Master Servicer") and Bankers Trust Company as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before December 19, 1996 (the "Closing Date"), certain conventional, one- to four-family, fixed-rate and adjustable-rate residential mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on December 1, 1996 (the "Cut-off Date") of approximately $212,692,793.45 (the "Closing Balance"), after giving effect to all payments due on the Mortgage Loan on or before the Cut-off Date, whether or not received.

                  SECTION 2. MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that together shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used as the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                  (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to approximately ______% times the Closing Balance, plus accrued interest thereon from the Cut-off Date up to but not including the Closing Date. In addition, the Purchaser shall deliver the Residual Certificates to the Seller.

                  (b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

                  (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the related Certificateholders.

                  SECTION 4. TRANSFER OF THE MORTGAGE LOANS.

                  (a) POSSESSION OF MORTGAGE FILES. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                  (b) DELIVERY OF MORTGAGE LOAN DOCUMENTS. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

                           (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1996-8, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                           (ii) the original Mortgage with evidence of recording thereon;

                           (iii) an original Assignment of Mortgage executed in the following form: "Bankers Trust Company, as Trustee for the registered holders of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1996-8";

                           (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                           (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                           (vi) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor.

                  Notwithstanding anything to the contrary contained in this
Section 4, if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery by or on behalf of the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof to or on behalf of the Seller of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

                  In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller of any such original title insurance policy or original Primary Mortgage Insurance Policy.

                  (c) ACCEPTANCE OF MORTGAGE LOANS. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

                  (d) TRANSFER OF SUBSEQUENT MORTGAGE LOANS. In connection with the transactions contemplated by Section 2.07 of the Pooling and Servicing Agreement, the Seller hereby agrees that the Purchaser shall be under no obligation to purchase any Subsequent Mortgage Loans unless (i) the conditions precedent and the representations and warranties contained in Section 2.07 of the Pooling and Servicing Agreement and the Subsequent Transfer Instrument, substantially in the form of Exhibit 5, are satisfied and (ii) each Subsequent Mortgage Loan satisfies the representations and warranties contained in Section 6 of this Agreement. The sale of Subsequent Mortgage Loans by the Seller to the Depositor shall be effected in accordance with the terms of Section 2.10 of the Pooling and Servicing Agreement pursuant to a Subsequent Mortgage Loan Purchase Agreement substantially in the form of this Agreement.

                  (e) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                  (f) EXAMINATION OF MORTGAGE FILES. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

                  (a) The Seller hereby represents and warrants, as of the date hereof and as of the Closing Date, and covenants, that:

                           (i) The Seller is duly organized, validly existing
and in good standing as a corporation under the laws of the State of California with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller had the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

                           (ii) The Seller has duly authorized the execution,
delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization.

                           (iii) The execution, delivery and performance of this
Agreement by the Seller does not conflict and will not conflict with or result or will result in a breach of or constitute or will constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the articles of incorporation or by-laws of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property, or results or will result in the creation or imposition of any lien, charge or encumbrance, in each case, which conflict, breach, default, lien, charge or encumbrance would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

                           (iv) No consent, approval, authorization or order of,
registration or filing with, or notice to any governmental authority or court is required, under federal laws or the laws of the State of California, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates.

                           (v) With respect to any statement regarding the
intentions of the Seller, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                           (vi) The Seller is not in violation of, and the
execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller its assets, which violation would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or would materially and adversely affect the performance of its obligations and duties hereunder.

                           (vii) The Seller is a HUD approved mortgagee pursuant
to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make the Seller unable to comply with HUD eligibility requirements or that would require notification to HUD.

                           (viii) The Seller does not believe, nor does it have
any reason or cause to believe, that it cannot perform each and every covenant that it is responsible for in this Agreement.

                           (ix) Immediately prior to the sale of the Mortgage
Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment of the purchase price and the delivery of the Residual Certificates to the Seller, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof.

                           (x) There are no actions or proceedings against, or
investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement.

                           (xi) The consummation of the transactions
contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

                           (xii) The information delivered by the Seller to the
Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects and includes adjustments for payments which are timely received but which are not honored, due to insufficient funds or for any other reason.

                           (xiii) The Seller has not dealt with any broker,
investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

                           (xiv) There is no litigation currently pending or, to
the best of the Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

                           (xv) From and after the Closing Date, the Company
agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, nor will the Company buy a loan to a Mortgagor secured by a Mortgaged Property, in whole or in part; provided, that the Seller may solicit any Mortgagor for whom the Seller has received a request for verification of mortgage from an originator of mortgage loan products similar to the Mortgage Loans that indicates that such Mortgagor intends to refinance his or her Mortgage Loan; provided further, that the foregoing shall not preclude solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagor or from refinancing the Mortgage Loan of a Mortgagor who, without solicitation, contacts the Seller in connection with the refinance of such Mortgage Loan.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATING TO THE MORTGAGE LOANS.

                  The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

                  (i) The information set forth in the Mortgage Loan Schedule as transmitted by modem to the Purchaser by the Seller (as such transmitted information may have been amended in writing by the Seller with the written consent of the Purchaser subsequent to such transmission) is complete, true and correct as of the Cut-off Date; provided, however, that no representation or warranty is made as to the Closing Schedule to the extent that information in such Closing Schedule is inconsistent with the Mortgage Loan Schedule transmitted by the Seller as described above (as the same may have been amended as described above);

                  (ii) Except with respect to the Mortgage Loans listed on
Exhibit 4 attached hereto, all payments required to be made prior to the first day of the month in which the Closing Date occurs for such Mortgage Loan under the terms of the related Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and as of the Closing Date, no payment required under any Mortgage Loan has been 30 days delinquent more than once during the last twelve months and no Mortgage Loan has ever been 90 or more days delinquent;

                  (iii) At the origination of such Mortgage Loan, there were no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property, and, to the knowledge of the Seller, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

                  (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vi) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with;

                  (viii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (ix) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. Unless otherwise disclosed to the Purchaser in writing, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  (x) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

                  (xi) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

                  (xii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (xiii) As of the Closing Date and prior to the sale of the Mortgage Loan hereunder to the Purchaser, the Seller was the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (xiv) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (xv) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(a), (b) and (c) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (xvi) Except for any defaults of the kind described in paragraph (iii) above which are not known to the Seller, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

                  (xvii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (xviii) All improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xix) The Mortgage Loan was (i) originated (as the term is used for the purposes of the Secondary Mortgage Market Enhancement Act) by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD or
(ii) acquired by the Seller directly through loan brokers or correspondents such that (a) the Mortgage Loan was originated in conformity with the Seller's underwriting guidelines, (b) the Seller approved the Mortgage Loan prior to funding thereof and (c) the Seller provided the funds used to originate the Mortgage Loan and acquired the Mortgage Loan on the date of origination thereof;

                  (xx) Principal payments on the Mortgage Loan commenced no more than two (2) months after the proceeds of the Mortgage Loan were disbursed. With respect to the Initial Sub-Pool 2 Loans, the Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to the Initial Sub-Pool 2 Loans, the Mortgage Note is payable on the first day (or in the case of certain Second Mortgage Loans, on the fifteenth day) of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the

Mortgage Interest Rate. With respect to the Mortgage Loans in Sub-Pool 1, interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to the Initial Sub-Pool 2 Loans, interest on the Mortgage Loan is calculated on the basis of a 360-day year and the actual number of days in the applicable accrual period. The Mortgage Note does not permit negative amortization. With respect to the Initial Sub-Pool 2 Loans, the Mortgage Loan does not permit the Mortgagor to convert the Mortgage Loan to a fixed rate Mortgage Loan;

                  (xxi) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

                  (xxii) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (xxiii) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                  (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

                  (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who met the requirements of the Seller's appraisal policy and procedures and who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC;

                  (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxvii) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; however, one of the Initial Mortgage Loans in Sub-Pool 1, provides for a reduced initial Mortgage Rate, which Mortgage Rate increases by 0.75% in each of the first two years after the origination of such Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (xxviii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans; and if the Mortgage Loan is a Refinanced Mortgage Loan, the Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Mortgage File;

                  (xxix) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                  (xxx) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Pooling and Servicing Agreement, have been delivered to the Trustee all in compliance with the specific requirements of the Pooling and Servicing Agreement;

                  (xxxi) The Mortgaged Property is lawfully occupied under applicable law; to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (xxxii) To the best of the Seller's knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (xxxiii) The Assignment of Mortgage, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xxxiv) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (xxxv) Approximately 28.58% of the Initial Sub-Pool 1 Loans, by aggregate principal balance of the Mortgage Loans in such Sub-Pool as of the Cut-off Date, are Balloon Mortgage Loans. None of the Initial Sub-Pool 2 Loans are Balloon Mortgage Loans;

                  (xxxvi) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the FNMA's eligibility requirements;

                  (xxxvii) The Seller has made no mortgage on any Mortgaged Property other than the Mortgage Loan;

                  (xxxviii) The Mortgage Loan was not intentionally selected by the Seller in a manner intended to adversely affect the interest of the Purchaser;

                  (xxxix) The Seller has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with the transaction contemplated by this Agreement other than the Purchaser except as the Seller has previously disclosed to the Purchaser in writing;

                  (xl) The Mortgaged Property consists of a parcel of real property of not more than ten acres with a single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development. The Mortgaged Property is improved with a Residential Dwelling. Without limiting the foregoing, the Mortgaged Property does NOT consist of any of the following property types: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes and (f) manufactured homes (as defined in the FNMA Originator-Servicer's Guide), except when the appraisal indicates that the home is of comparable construction to a stick or beam construction home, is readily marketable, has been permanently affixed to the site and is not in a mobile home "park." The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, unless otherwise specifically disclosed in the Mortgage Loan Schedule, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice;

                  (xli) At the time of origination, the Loan-to-Value Ratio of the Mortgage Loan was not greater than 90%; and

                  (xlii) The Mortgage, and if required by applicable law the related Mortgage Note, contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee, at the option of the Mortgagee.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of holders of asset-backed floating rate certificates evidencing an interest in all or a portion of the Mortgage Loans. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report) as part of any Mortgage File, or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the others. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation delivered by Seller, or of any such breach of a representation and warranty by Seller, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within ninety
(90) days of its discovery or receipt of notice, repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement). The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  (b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 6.

                  SECTION 8. CLOSING; PAYMENT FOR THE MORTGAGE LOANS. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 a.m. New York City time on the Closing Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Seller pursuant to
                           Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                  (a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Financial Security Assurance Inc. ("FSA") and Salomon Brothers Inc (the "Underwriter") may rely, in the form of
                           Exhibit 1 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Seller under the laws of California;

                  (b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, FSA and the Underwriter may rely, in the form of Exhibit 2 hereto, with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

                  (c) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser, FSA and the Underwriter, substantially in the form attached hereto as Exhibit 3;

                  (d) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                   (e) A letter from KPMG Peat Marwick, L.L.P., certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's Prospectus Supplement, dated December 17, 1996, under the captions "Summary-- The Mortgage Pool," "Risk Factors-- Additional Risks Associated with the Mortgage Loans," "--Second Liens," "The Mortgage Pool" and "Pooling and Servicing Agreement-- The Mortgage Loan Seller and Master Servicer" agrees with the records of the Seller; and

                  (f) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and the fees for recording Assignments of Mortgage, the fees and expenses of the Seller's accountants and attorneys, the costs and expenses incurred in connection with producing the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Section 9, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, and private placement memorandum relating to the Certificates, the Insurance Agreement and other related documents, the initial fees, costs and expenses of the Trustee and any custodian, the initial fees, costs and expenses of FSA, the initial fees, costs and expenses of the Rating Agencies, the fees and expenses of the Purchaser's and the Underwriter's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. SERVICING. The Seller has represented to the Purchaser that the Mortgage Loans are being serviced by the Seller, in its capacity as servicer under the Purchase and Servicing Agreement, and are not subject to any other servicing agreements with third parties. It is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any servicing agreements. The Seller, without reimbursement from the Purchaser, shall pay any fees or penalties required by any servicer for releasing the Mortgage Loans from any such servicing agreement and shall arrange for the orderly transfer, as of the Cut-off Date, of such servicing from any such servicer to the Master Servicer. The Mortgage Loans shall be serviced by the Seller, in its capacity as Master Servicer, in accordance with the terms of the Pooling and Servicing Agreement. For so long as the Seller services the Mortgage Loans, the Seller shall be entitled to the Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement.

                  SECTION 12. INDEMNIFICATION. (a) The Seller shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Underwriter, (iii) FSA,
(iv) the Person, if any, to which the Purchaser assigns its rights in and to a Mortgage Loan and each of their respective successors and assigns and (v) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") ((i) through (vi) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the prospectus supplement (the "Prospectus Supplement") or any private placement memorandum, or the omission or the alleged omission to state therein the material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller specifically for use therein, which shall be limited to, with respect to the Prospectus Supplement, the information set forth under the captions "Summary -- The Mortgage Pool," "Risk Factors -- Additional Risks Associated with the Mortgage Loans," "-- Second Liens," "The Mortgage Pool" and "Pooling and Servicing Agreement -- The Mortgage Loan Seller and Master Servicer" and, with respect to any private placement memorandum, any information of a comparable nature, or (ii) the data files containing information with respect to the Mortgage Loans as transmitted by modem to the Purchaser by the Seller on December 12, 1996 (as such transmitted information may have been amended in writing by the Seller with the written consent of the Purchaser subsequent to such transmission), or (b) any representation, warranty or covenant made by the Seller herein or in the Pooling and Servicing Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described in clause (a) or (b) above and
(2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages, or liabilities of the person or persons asserting the claim are determined to rise from or be based upon matters set forth in clause (1) above and do not result from the gross negligence or willful misconduct of such Indemnified Party. This indemnity shall be in addition to any liability that the Seller may otherwise have.

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group, or such other address as the Purchaser may designate in writing to the

Seller, and if to the Seller, addressed to the Seller at 2020 E. First Street, Suite 100, Santa Ana, California 92706, Attention: Ms. Fabiola Camperi, or such other address as the Seller may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.


                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in
Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                   SALOMON BROTHERS MORTGAGE
                                   SECURITIES VII, INC.


                                   By:__________________________________
                                   Name:    Vincent J. Varca
                                   Title:   Assistant Vice President



                                   OPTION ONE MORTGAGE CORPORATION


                                   By:_________________________________
                                   Name:    William L. O'Neill
                                   Title:   Senior Vice President

                                                                       EXHIBIT 1

                  [FORM OF OFFICER'S CERTIFICATE OF THE SELLER]

                         Option One Mortgage Corporation

                              Officer's Certificate


                  I, ____________________________, hereby certify that I am the duly elected _____________________________________, of Option One Mortgage
Corporation, a California corporation (the "Company"), and further certify on behalf of the Company as follows:

                  1. Attached hereto as Attachment I is a true and correct copy of the Certificate of Incorporation and By-laws of the Company as in full force and effect on the date hereof. No event has occurred since ________________ which has affected the good standing of the Company under the laws of the State of California.

                  2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Company which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Company's ability to perform its obligations under the Mortgage Loan Purchase Agreement, dated December 17, 1996 (the "Purchase Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. ("SBMS VII") and the Company. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

                  3. Each person who, as an officer or representative of the Company, signed the Purchase Agreement or any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Purchase Agreement and the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling Agreement"), among SBMS VII, the Company and Bankers Trust Company, was at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on December ___, 1996 (the "Resolutions") with respect to the transactions contemplated by the Purchase Agreement and the Pooling Agreement; said Resolutions have not been amended or modified, annulled or revoked and are in full force and effect on the date hereof.

                  5. All of the representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects as of the Closing Date, and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Purchase Agreement.

                  6. The information contained in the Depositor's Prospectus Supplement, Asset-Backed Floating Rate Certificates, Series 1996-8, dated December 17, 1996, and the Depositor's Private Placement Memorandum, dated December 19, 1996, relating to the Mortgage Loans, the Seller and its loan portfolio, specifically the information in the Summary under the subheadings "Mortgage Loan Seller and Master Servicer" and "The Mortgage Pool" and under the captions "Risk Factors -- Additional Risks Associated with the Mortgage Loans," "-- Second Liens" "The Mortgage Pool" and "Pooling and Servicing Agreement -- The Mortgage Loan Seller and Master Servicer," is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  7. The Company has performed all of its duties and has satisfied all of the material conditions on its part to be performed or satisfied prior to the Closing Date.

                  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

         (Seal)                    OPTION ONE MORTGAGE CORPORATION

                                   By:________________________________
                                   Name:______________________________
                                   Title:_____________________________


                  I, ________________________________, [Assistant] Secretary of
Option One Mortgage Corporation, hereby certify that
_____________________________________ is the duly elected, qualified and acting
______________________________________________ of Option One Mortgage
Corporation and that the signature appearing above is his genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:
                                   OPTION ONE MORTGAGE CORPORATION

                                   By:_______________________________
                                   Name:_____________________________
                                   Title:____________________________

                                                                       EXHIBIT 2

          [FORM OF OFFICER'S CERTIFICATE OF THE SELLER WITH RESPECT TO
            CERTAIN FACTS REGARDING THE SALE OF THE MORTGAGE LOANS]

                 Salomon Brothers Mortgage Securities VII, Inc.
                     Asset-Backed Floating Rate Certificates
                                  Series 1996-8

                                 CERTIFICATE OF
                         OPTION ONE MORTGAGE CORPORATION


                  Reference is made to the sale of mortgage loans (the "Mortgage Loans") by Option One Mortgage Company (the "Company") to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") pursuant to a Mortgage Loan Purchase Agreement, dated December 17, 1996, between the Company and the Depositor (the "Purchase Agreement"), and the simultaneous issuance of Asset-Backed Floating Rate Certificates, Series 1996-8, Class A1, Class A2, Class R-I and Class R-II (the "Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, the Company as master servicer (the "Master Servicer") and Bankers Trust Company as trustee (the "Trustee"). In consideration for its purchase of the Mortgage Loans, the Depositor will deliver to the Company immediately available funds. The Purchase Agreement and the Pooling and Servicing Agreement are hereinafter collectively referred to as the "Agreements." Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.

                  The undersigned is a duly appointed __________________ of Option One Mortgage Corporation and hereby certifies after reasonable investigation that:

                  1. The price to be paid to the Company for the Mortgage Loans will have been paid in full at the closing of the sale pursuant to the Mortgage Loan Purchase Agreement, and no agreement or arrangement exists or will exist that permits the modification of the consideration for the Mortgage Loans subsequent to that sale. The Company will not have any right or obligation to repurchase any Mortgage Loan, except as provided in the Mortgage Loan Purchase Agreement.

                  2. Each Mortgage Note and each related Mortgage has been appropriately prepared and duly executed and delivered by the related Mortgagor, and each Mortgage has been appropriately recorded in the applicable jurisdiction and any intervening endorsement of any Mortgage Note, and any intervening assignment of any Mortgage, which was required in order to transfer to the Company ownership of the Mortgage Loans, was obtained and completed.

                  3. Each Mortgage Note has been endorsed or assigned in a manner that satisfies any requirement necessary to transfer to the Trustee all right, title and interest of the party so endorsing or assigning, as noteholder or transferee thereof, in and to that Mortgage Note, as provided in the Purchase Agreement and the Pooling and Servicing Agreement.

                                                                         Page 4.


Each Assignment to the Trustee is in recordable form and is sufficient to effect the assignment and transfer to the Depositor of the benefits of the assignor, as original mortgagee or assignee thereof, under each Mortgage to which that Assignment relates, as provided in the Purchase Agreement and the Pooling and Servicing Agreement. Each Assignment to the Trustee has been or will be appropriately recorded to the extent required under applicable law, as provided in the Pooling and Servicing Agreement.

                  4. Each original Mortgage Note, each original recorded Mortgage, each original recorded intervening Assignment and each Assignment to the Trustee has been delivered to the Trustee or its designee at the direction of the Depositor. Neither the Trustee nor any agent of the Trustee that has or will have possession of any Mortgage Note, Mortgage or Assignment is, or will be, at any time during the term of the Pooling and Servicing Agreement, an affiliate of the Company or otherwise under the direct or indirect control of the Company.

                  5. Immediately prior to the transfer of the Mortgage Loans by the Company to the Depositor, the Company was the sole owner of each Mortgage Loan, free and clear of any and all prior liens, mortgages, security interests, pledges, participation interests, adverse claims, charges or other equities or encumbrances of any nature, and had full right and authority to sell, assign and transfer the Mortgage Loans.

                  6. No Mortgage Note, Mortgage or other document constituting part of the Mortgage File reflects or will reflect on its face any interest that is inconsistent with the ownership interest of the Company in and to the Mortgage Loans or the transfer of the Mortgage Loans by the Company to the Depositor.

                  7. The transfer of the Mortgage Loans by the Company to the Depositor as provided in the Purchase Agreement is intended by the Company to be, and is in fact, a contemporaneous exchange in which the Company receives new value.

                  8. The Company was solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the Depositor.

                  9. The Company did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of the Company's creditors.

                  10. None of the Company, the Depositor, the Master Servicer or the Trustee, or any agent acting on behalf of any of them, has been or will become a party to any fraud or illegality affecting any Mortgage Loan or Certificate.

                  11. No breach of the Agreements by the Company, misrepresentation or failure by the Company to perform all acts required to be performed prior to the Closing Date, or fraud or mistake on the part of the Company to the Agreements in connection with the transactions contemplated by the Agreements, has occurred or will occur.

                                                                         Page 5.


                  12. The Company has not taken or will not take any action that is unreasonable, arbitrary or capricious, or that is not taken in good faith or in commercially reasonable manner, affecting the Mortgage Loans in connection with the transactions contemplated by the Agreements.

                  13. There is not and will not be any other agreement between the Company and any other party to the Agreements that modifies or otherwise supplements the agreement of the parties as expressed in the Agreements.

                  14. The Company does not have and will not have any right to modify or alter the terms of the transfer of the Mortgage Loans by the Company to the Depositor, or to substitute or add any mortgage loan thereafter, except as provided in the Agreements.

                  15. The Company will not take any action that is inconsistent with the ownership interest in the Mortgage Loans evidenced by the Certificates. The Company will promptly indicate to other persons or entities, when a response is appropriate, that the Mortgage Loans were transferred by the Company to the Depositor. The Company will not claim any ownership interest directly in the Mortgage Loans other than that represented by Certificates in which it may have an ownership interest from time to time.

                  16. Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Depositor, as provided in the respective Purchase Agreements as a sale of all of its interest in the Mortgage Loans. The Company has been advised by or has confirmed with its independent public accountants for similar transactions that the sale will be so classified under GAAP in accordance with Statement No. 77 of the Financial Accounting Standards Board (December 1983).

                                                                         Page 6.


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December ___, 1996.


                                   OPTION ONE MORTGAGE CORPORATION


                                   By:_________________________________
                                   Name:
                                   Title:

                                                                         Page 7.


                                                                       EXHIBIT 3

                   [FORM OF OPINION OF COUNSEL TO THE SELLER]


                                                     December __, 1996



Salomon Brothers Mortgage Securities VII, Inc.
Seven World Trade Center
New York, New York 10048

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Financial Security Assurance Inc.
350 Park Avenue
New York, New York  10022

             Re: Salomon Brothers Mortgage Securities VII, Inc. Asset-backed Floating Rate Certificates, Series 1996-8
                      ------------------------------------------------------

Ladies and Gentlemen:

         I have acted as counsel to Option One Mortgage Corporation, a California corporation (the "Company"), in connection with the sale of certain mortgage loans, previously sold by the Company to Salomon Brothers Realty Corp. ("Realty"), to Salomon Brothers Securities VII, Inc. ("SBMS VII") pursuant to a Mortgage Loan Purchase Agreement, dated December 17, 1996 (the "Purchase Agreement"), among the Company, Realty and SBMS VII. Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Floating Rate Certificates, Series 1996-8 have or will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling Agreement"), among SBMS VII, the Company and Bankers Trust Company. Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling Agreement.

         In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

         A.       The Purchase Agreement;
         B.       The Pooling Agreement;
         C. The Company's Certificate of Incorporation and Bylaws, as amended to date;
and

                                                                         Page 8.


         D. Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion.

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

         On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Company has the corporate power and authority to execute, deliver, and perform its obligations under the Purchase Agreement.

         2. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

         3. The Purchase Agreement constitutes valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its terms.

         4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Company of the Purchase Agreement or the consummation of the transactions contemplated by the Purchase Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained.

         5. The fulfillment of the terms of or the consummation of the transactions contemplated in the Purchase Agreement will not result in a breach of any term or provision of the Certificate of Incorporation or By-laws of the Company, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any State of California or federal statute or regulation applicable to the Company, or (iii) any order of any State of California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the default, breach or violation would not have a material adverse effect on the Company or its ability to perform its obligations under the Purchase Agreement.

                                                                         Page 9.



         6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement, which seeks to prevent the consummation of any of the transactions contemplated in the Purchase Agreement or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

         7. No information has come to my attention that causes me to believe that the information contained in SBMS VII's Prospectus Supplement, dated December 17, 1996, relating to the Company, its financial condition, its underwriting standards and its loan portfolio, specifically the information in the Summary under the subheadings "Mortgage Loan Seller and Master Servicer" and "The Mortgage Pool" and under the captions "Risk Factors -- Additional Risks Associated with the Mortgage Loans," "-- Second Liens," "The Mortgage Pool" and "Pooling and Servicing Agreement -- The Mortgage Loan Seller and Master Servicer," contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

         A. I have assumed that all parties to the Purchase Agreement other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under the Purchase Agreement, and that the Purchase Agreement has been duly authorized by all necessary corporate actions on the part of such parties, has been executed and delivered by such parties and constitutes the legal, valid and binding obligations of such parties.

         B. My opinion expressed paragraphs 3 above is subject to the qualifications that (i) the enforceability of the Purchase Agreement may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Purchase Agreement and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Purchase Agreement to the extent such provisions may be held to be unenforceable as contrary to public policy.

                                                                        Page 10.


         C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Company, Realty and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

         I express no opinion as to whether the courts of the United States located in California or state courts of California would respect or enforce any contractual provision regarding choice of law, selection of forum or waiver of a jury trial.

         This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon.

         I am admitted to practice in the State of California, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the Federal laws of the United States of America.

                                   Very truly yours,




                                   __________________________________

                                                                       EXHIBIT 4

    Exceptions To The Representation And Warranty Contained In Section 6(Ii)
    ------------------------------------------------------------------------


                        Loan Number               Name
                        -----------               ----

                                                                       EXHIBIT 5

                     Form of Subsequent Transfer Instrument

                                   EXHIBIT E-1


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)



LOAN INFORMATION

         Name of Mortgagor:   ________________________

         Master Servicer
         Loan No.:            ________________________

TRUSTEE/CUSTODIAN

         Name:                ________________________

         Address:             ________________________
                              ________________________

         Trustee/Custodian
         Mortgage File No.:   ________________________

DEPOSITOR

         Name:                SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

         Address:             ________________________
                              ________________________

         Certificates:        Asset-Backed Floating Rate
                              Certificates, Series 1996-8.

                  The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of December 1, 1996, among the Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _________________________ as instrument no.
         ____________________ in the County Recorder's Office of the County of
         _________________, State of __________________ in book/reel/docket
         _________________ of official records at page/image _____________.

( )      Deed of Trust recorded on ___________________ as instrument no.
         ________________ in the County Recorder's Office of the County of
         _________________, State of ____________________ in book/reel/docket
         _________________ of official records at page/image ______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         ___________________ as instrument no. _________ in the County
         Recorder's Office of the County of _______________, State of _______________________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )      _____________________________________________

( )      _____________________________________________

( )      _____________________________________________

( )      _____________________________________________

                  The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                   OPTION ONE MORTGAGE CORPORATION

                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________

                                   EXHIBIT E-2
                                   -----------


                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
             ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATES
                                  SERIES 1996-8


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET
FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS
FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE
POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED
SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN
MADE.

LOAN NUMBER: ________________________     BORROWER'S NAME:

COUNTY:______________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.


_____________________________________     DATED:_____________

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                   EXHIBIT F-1
                                   -----------


                    FORM OF TRANSFEROR REPRESENTATION LETTER


                                     [Date]


[Trustee]
________________________
________________________


[Certificate Registrar]
________________________
________________________


     Re:  Salomon Brothers Mortgage Securities VII, Inc.,
          Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class ___, Representing A ___% Class ___ Percentage Interest
          ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to ________________ (the "Transferee") of the captioned asset-backed certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of December 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Option One Mortgage Corporation as Master Servicer and Bankers Trust Company as

Trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   Very truly yours,

                                   [Transferor]

                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                                                     [Date]


[Trustee]
_______________________
_______________________


[Certificate Registrar]
_______________________
_______________________


     Re:  Salomon Brothers Mortgage Securities VII, Inc.,
          Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class ___, Representing A ___% Class ___ Percentage Interest
          ------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of December 1, 1996, among Salomon Brothers Mortgage Securities VII, Inc. as Depositor, Option One Mortgage Corporation as Master Servicer and Bankers Trust Company as Trustee, pursuant to which the Certificates were issued.


                                   [TRANSFEREE]

                                   By:____________________________
                                   Name:__________________________
                                   Title:_________________________

                                                          ANNEX 1 TO EXHIBIT F-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Bankers Trust Company, as Trustee and Certificate Registrar, with respect to the asset-backed certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.


---------------------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:


                                   _________________________________
                                   Print Name of Transferee


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

                                                          ANNEX 2 TO EXHIBIT F-1
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

                  [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Bankers Trust Company, as Trustee and Certificate Registrar, with respect to the asset-backed certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:


                                   _____________________________________
                                   Print Name of Transferee or Advisor


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________


                                   IF AN ADVISER:


                                   ____________________________________
                                   Print Name of Transferee

                    FORM OF TRANSFEREE REPRESENTATION LETTER


                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.


Name of Purchaser_______________________________________________________________

By:   (Signature)_______________________________________________________________

Name of Signatory_______________________________________________________________

Title___________________________________________________________________________

Date of this certificate________________________________________________________

Date of information provided in paragraph 3_____________________________________

                                   EXHIBIT F-2
                                   -----------


                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK     )
                      : ss.:
COUNTY OF NEW YORK    )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:

                  11. I am a ______________________ of
____________________________ (the "Owner") a corporation duly organized and existing under the laws of ______________, the record owner of Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, [Class R-I][Class R-II] (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

                  12. The Owner (i) is and will be a "Permitted Transferee" as of ____________________, 199___ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

                  13. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

                  14. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  15. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  16. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

                  17. The Owner's taxpayer identification number is
___________________.

                  18. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  19. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

                  20. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

                  21. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

                  22. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

                  23. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

                  24. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  25. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

                  26. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 199___.

                                   [OWNER]


                                   By:_________________________________
                                   Name:_______________________________
                                   Title:       [Vice] President


ATTEST:


By:__________________________
Name:________________________
Title:   [Assistant] Secretary




                  Personally appeared before me the above-named
_______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 199___.



                                        ___________________________________
                                                  Notary Public


                                        County of__________________________
                                        State of___________________________

                                        My Commission expires:

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK     )
                      : ss. :
COUNTY OF NEW YORK    )


                  ___________________________________, being duly sworn,
deposes, represents and warrants as follows:

                  1. I am a ____________________ of
_____________________________ (the "Owner"), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 199___.

                                   [OWNER]


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:       [Vice] President


ATTEST:


By:_________________________
Name:_______________________
Title:     [Assistant] Secretary




                  Personally appeared before me the above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of __________, 199___.



                                        ___________________________________
                                                  Notary Public


                                        County of__________________________
                                        State of___________________________

                                        My Commission expires:

                                    EXHIBIT G
                                    ---------


            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                          _____________, 199__

Salomon Brothers Mortgage Securities VII, Inc.
Seven World Trade Center
New York, New York 10048

Bankers Trust Company
_____________________________
_____________________________

Option One Mortgage Corporation
_____________________________
_____________________________


              Re: Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class ___
                       -------------------------------------------------------

Dear Sirs:

                  __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, Class ___ (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated December 1, 1996 among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), Option One Mortgage Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that either:

                  (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

                  (2) The purchase of the Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds being used by the Transferee to acquire the Certificates (each being referred to as a "Source") and the following statements in at least one of (a), (b), (c), (d), (e) or (f) are accurate:

                           (a) the Transferee is an insurance company and (i)
                  the Source is assets of its "general account," (ii) the conditions set forth in PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 95-60 and
                  (iii) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                           (b) the Transferee is an insurance company and (i)
                  the Source is assets of its "general account," (ii) the requirements of Section 401(c) of ERISA and the DOL regulations to be promulgated thereunder ("401(c) Regulations") have been satisfied and will continue to be satisfied and (iii) the Transferee represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless a class exemption issued by the DOL or an exception under Section 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final; or

                           (c) the Transferee is an insurance company and (i)
                  the Source is an insurance company "pooled separate account,"
                  (ii) the conditions set forth in PTCE 90-1 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 90-1 and (iii) there is no Plan whose assets in such separate account exceed 10% of the total assets of such separate account as of the date hereof (for purposes of this clause, all Plans maintained by the same employer or employee organization are deemed to be a single Plan); or

                           (d) the Transferee is a bank and (i) the Source is a
                  "collective investment fund" as described in Section IV(e) of PTCE 91-38 with respect to which the bank is trustee, (ii) the conditions set forth in PTCE 91-38 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 91-38 and (iii) no Plan has assets invested in such collective investment fund exceeding 10% of the total assets of such collective investment fund as of the date hereof (for purposes of this clause, all Plans maintained by the same employer or employee organization are deemed to be a single Plan); or

                           (e) the Transferee is an "investment fund" described
                  in PTCE 84-14 and (i) the undersigned is a "QPAM" as defined in PTCE 84-14, (ii) the conditions set forth in PTCE 84-14 issued by the DOL have been satisfied and will continue to be satisfied and (iii) the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 84-14; or

                           (f) the Transferee is an "INHAM" defined in PTCE
                  96-23 and (i) the conditions set forth in PTCE 96-23 issued by the DOL have been satisfied and will continue to be satisfied and (ii) the purchase and holding of Certificates by or on behalf of the Transferee are exempt under PTCE 96-23.

                                   Very truly yours,


                                   __________________________________


                                   By:_______________________________
                                   Name:
                                   Title:

                                    EXHIBIT H
                                    ---------

           SUBSEQUENT TRANSFER INSTRUMENT FOR [SUB-POOL 1][SUB-POOL 2]

                  Pursuant to this Subsequent Transfer Instrument, dated ______________, 1996 (the "Instrument"), between Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor"), and Bankers Trust Company as trustee of the Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Fixed Rate and Floating Rate Certificates, Series 1996-8, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Option One Mortgage Company as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.  REPRESENTATIONS AND WARRANTIES; CONDITIONS
                              PRECEDENT.

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3. RECORDATION OF INSTRUMENT.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4. GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5. COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6. SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                 SALOMON BROTHERS MORTGAGE
                                 SECURITIES VII, INC.


                                 By:___________________________________
                                 Name:    Vincent J. Varca
                                 Title:   Assistant Vice President



                                 BANKERS TRUST COMPANY, as Trustee for
                                 Salomon Brothers Mortgage Securities VII, Inc., Asset-Backed Fixed Rate And Floating Rate Certificates, Series 1996-8


                                 By:__________________________________
                                 Name:    Jennifer Cunningham
                                 Title:   Assistant Vice President



ATTACHMENTS
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------


                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.  Subsequent Cut-off Date:  _____________, 1996
                  2.  Subsequent Transfer Date:  ____________, 1996
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                      $______________________
                  4.  Purchase Price:  100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of Second Mortgage Loans) greater than 90%; (v) the Subsequent Mortgage Loans will have as of the end of the Funding Period, a weighted average term since origination not in excess of 18 months; (vi) no Subsequent Mortgage Loan in Sub-Pool 1 shall have a Mortgage Rate less than 8.25% or greater than 16%, and no Subsequent Mortgage Loan in Sub-Pool 2 shall have a Mortgage Rate less than 5.5% or greater than 16%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Depositor; and (viii) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

         C. Following the purchase of any Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans in Sub-Pool 1 and Sub-Pool 2 (including the related Subsequent Mortgage Loans) will, as determined separately for each Sub-Pool as of the end of the related Funding Period: (i) have a weighted average original term to stated maturity of not less than 180 months and not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 11.415% and not more than 11.615% with respect to the Mortgage Loans in Sub-Pool 1, and not less than 9.767% and not more than 9.967% with respect to the Mortgage Loans in Sub-Pool 2, each by aggregate principal balance of the Mortgage Loans in such Sub-Pool; (iii) have a weighted average Loan-to-Value Ratio (or weighted average Combined Loan-to-Value Ratio, in the case of second lien Mortgage Loans) of not more than 69% with respect to Sub-Pool 1, and not more than 73% with respect to SubPool 2, each by aggregate principal balance of the Mortgage Loans in such Sub-Pool; (iv) have no Mortgage Loan with a principal balance in excess of $600,000; (v) have a weighted average Gross Margin not less than 5.433% with respect to the Mortgage Loans in SubPool 2; and (vi) not have a concentration of second lien Mortgage Loans in excess of 17.58% nor a concentration of Balloon Mortgage Loans in excess of 28.58% with respect to Sub-Pool 1, in each by aggregate principal balance of the Mortgage Loans in Sub-Pool 1.

                                    EXHIBIT I

                             FORM OF ADDITION NOTICE


                                               [Date]

[Trustee]
_______________________
_______________________

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996, between [Depositor] [Trustee] and [Master Servicer], relating to Salomon Brothers Mortgage Securities VII, Inc. Asset-Backed Fixed Rate And Floating Rate Certificates, Series 1996-8
               -----------------------------------------------------------------


Ladies and Gentlemen:

                  Pursuant to Section 2.07 of the referenced Pooling and Servicing Agreement, Salomon Brothers Mortgage Securities VII, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on [DATE], with an aggregate principal balance of $___________________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                  Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                   Very truly yours,

                                   SALOMON BROTHERS MORTGAGE
                                   SECURITIES VII, INC.


                                   By:________________________________
                                   Name:
                                   Title:

Acknowledged and Agreed:

BANKERS TRUST COMPANY


By:____________________________
Name:
Title:

                                   SCHEDULE 1


                MORTGAGE LOAN SCHEDULE WITH RESPECT TO SUB-POOL 1

                                   SCHEDULE 2


                MORTGAGE LOAN SCHEDULE WITH RESPECT TO SUB-POOL 2